UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Dialogic Inc.

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DIALOGIC INC.

926 Rock Avenue

San Jose, CA 95131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 27, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Dialogic Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Friday, May 27, 2011 at 10:00 a.m. local time at our executive offices located at 926 Rock Avenue, San Jose, CA 95131, for the following purposes:

1. To elect the three nominees for director named in the accompanying Proxy Statement to hold office until our 2014 Annual Meeting of Stockholders and until their successors are elected and qualified.

2. To approve the amendment and restatement of the Company’s 2006 Equity Incentive Plan (“2006 Plan”) to: (a) provide for a one-time 1,000,000 share increase in the number of shares available for issuance under the 2006 Plan; (b) increase to 4.0% of the outstanding common stock the number of shares of common stock that are added to the share reserve each year for issuance under the 2006 Plan, commencing in January 2012; and (c) increase and reapprove certain stock award limits set forth in the 2006 Plan for compliance with certain provisions of the Internal Revenue Code of 1986, as amended, as described in the accompanying Proxy Statement. A copy of the amended and restated 2006 Plan is attached as Annex A to the accompanying Proxy Statement.

3. To approve an amendment to the Company’s 2006 Employee Stock Purchase Plan (“ESPP”) to increase the aggregate number of shares of common stock authorized for issuance under the ESPP by 500,000 shares. A copy of the amended ESPP is attached as Annex B to the accompanying Proxy Statement.

4. To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011.

5. To conduct any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the accompanying Proxy Statement.

The record date for the Annual Meeting is March 31, 2011. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Eric C. Schlezinger

Eric C. Schlezinger

Secretary

San Jose, California

May 6, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be Held on May 27, 2011 at 926 Rock Avenue, San Jose, CA 95131

The proxy statement and annual report to stockholders are available at

http://bnymellon.mobular.net/bnymellon/dlgc.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

DIALGOIC INC.

926 Rock Avenue

San Jose, CA 95131

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2011

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Dialogic Inc., which we sometimes refer to herein as the Company or Dialogic, is soliciting your proxy to vote at the 2011 Annual Meeting of Stockholders, or the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about May 6, 2011 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Friday, May 27, 2011 at 10:00 a.m. local time at our executive offices located at 926 Rock Avenue, San Jose, CA 95131. Directions to the Annual meeting may be found at www.dialogic.com/contact/. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 31, 2011 will be entitled to vote at the Annual Meeting. On this record date, there were 31,264,091 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 31, 2011 your shares were registered directly in your name with Dialogic’s transfer agent, BNY Mellon Shareowner Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 31, 2011 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Proposal No. 1: Election of three directors to hold office until the 2014 Annual Meeting of Stockholders and until their successors are elected and qualified;

•

Proposal No. 2: Approval of the amendment and restatement of our 2006 Equity Incentive Plan , or the 2006 Plan, to: (a) provide for a one-time 1,000,000 share increase in the number of shares available for issuance under the 2006 Plan; (b) increase to 4.0% of the outstanding common stock the number of shares of common stock that are added to the share reserve each year for issuance under the 2006 Plan, commencing in January 2012; and (c) increase and reapprove certain stock award limits set forth in the 2006 Plan for compliance with certain provisions of the Internal Revenue Code of 1986, as amended, or the Code;

•

Proposal No. 3: Approval of an amendment to our 2006 Employee Stock Purchase Plan, or the ESPP, to provide for a one-time 500,000 share increase in the number of shares available for issuance under the ESPP; and

•

Proposal No. 4: Ratification of the selection by the Audit Committee of our Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on May 26, 2011 to be counted.

•

To vote on the Internet, go to http://www.proxyvoting.com/dlgc to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on May 26, 2011 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 31, 2011.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking any voting selections, your shares will be voted “For” the election of all three nominees for director, “For” the amendment and restatement of our 2006 Plan, “For” the amendment of our ESPP, and “For” the ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares are registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or on the Internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 926 Rock Avenue, Suite 20, San Jose, CA 95131.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 1, 2012, to our Corporate Secretary at 926 Rock Avenue, Suite 20, San Jose, CA 95131. However, if our annual meeting of stockholders is not held between April 27, 2012 and June 26, 2012, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, the proposal must be received by our Corporate Secretary at 926 Rock Avenue, Suite 20, San Jose, CA 95131, between January 28, 2012 and February 27, 2012; provided, however, that if our annual meeting of stockholders is not held between April 27, 2012 and June 26, 2012, then the proposal must be received by our Corporate Secretary not earlier than 120 days prior to such annual meeting and not later than 90 days prior to such annual meeting or 10 days following the day on which public announcement of the date of such annual meeting is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, “For,”“Withhold” and broker non-votes; and with respect to each of the other proposals, “For” and “Against” votes, abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each of Proposal No. 2, Proposal No. 3 and Proposal No. 4, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, or the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals and elections of directors, even if not contested.

How many votes are needed to approve each proposal?

•

For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be elected. Only votes “For” or “Withheld” will affect the outcome.

•

To be approved, each of Proposal No. 2, Proposal No. 3 and Proposal No. 4 must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 31,264,091 shares outstanding and entitled to vote. Thus, the holders of 15,632,046 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2010 are available at http://bnymellon.mobular.net/bnymellon/vraz.

EXPLANATORY NOTE

We were incorporated in Delaware on October 18, 2001 as Softswitch Enterprises, Inc., and subsequently changed our name to NexVerse Networks, Inc. in 2001 and Veraz Networks, Inc. in 2002. On October 1, 2010, we completed our business combination with Dialogic Corporation, a British Columbia corporation, in accordance with the terms of an acquisition agreement dated May 12, 2010. We acquired all of Dialogic Corporation’s outstanding common and preferred shares in exchange for an aggregate of approximately 22.1 million shares of our common stock, after giving effect to the stock split described below and, accordingly, Dialogic Corporation became our wholly owned subsidiary. All outstanding options to purchase Dialogic Corporation common shares were cancelled and new options to purchase our common stock were granted. After taking into account the issuance of stock options to purchase our common stock in exchange for Dialogic Corporation options, as of October 1, 2010, the former Dialogic Corporation shareholders and optionholders held approximately 70% and our existing stockholders held approximately 30% of our outstanding securities following the combination. As of October 1, 2010, there were approximately 31.0 million shares of our common stock issued and outstanding, after taking into account the effect of the one-for-five reverse stock split approved by the our stockholders on September 30, 2010. As of October 1, 2010, we changed our name from Veraz Networks, Inc. to Dialogic Inc. and on October 4, 2010, our common stock began trading on The NASDAQ Global Market under the symbol “DLGC.” Our business combination with Dialogic Corporation, or the Business Combination, was accounted for as a reverse acquisition under the acquisition method of accounting whereby Dialogic Corporation was considered the accounting acquirer in accordance with U.S. generally accepted accounting principles, or GAAP.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors, or the Board, is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has eight members. There are three directors in the class whose term of office expires at the Annual Meeting. Each of the nominees is currently a director and has been nominated for re-election by the Board upon recommendation by the Nominating and Corporate Governance Committee of the Board, or the Nominating Committee. Each of the nominees listed below, as well as Nick Jensen, Alex Guira and Dion Joannou, was appointed to our Board in 2010 in connection with the Business Combination. If elected at the annual meeting, each of these nominees would serve until the 2014 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until the director’s death, resignation or removal. We encourage directors and nominees for director to attend the Annual Meeting. Messrs. Promod Haque, Pascal Levensohn and Douglas Sabella attended the 2010 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2014 ANNUAL MEETING OF STOCKHOLDERS

Hazem Ben-Gacem, age 40, has served as a member of the Board since 2010. Since 1994, Mr. Ben-Gacem has served as managing director and co-head of Investcorp Technology Partners, and is also currently a member of the management committee of the Investcorp Group, a global alternative investment firm. Prior to joining Investcorp in July 1994, Mr. Ben-Gacem was with Credit Suisse First Boston’s mergers and acquisitions team from July 1992 to June 1994. Mr. Ben-Gacem holds a B.A. in Economics from Harvard University. He also serves on the boards of directors of Wireless Telecom Group, Inc., a publicly held designer and manufacturer of radio frequency and microwave-based products, KGB, Inc., Moneybooks Limited, Sophos plc, TDX Group Limited, OpSec Security Group plc and Utimaco Safeware AG. Mr. Ben-Gacem’s business experience and knowledge of European markets are important to the Board.

Mikael Konnerup, age 56, has served as a member of the Board since 2010 and as a member of the board of directors of Dialogic Corporation since 2002. He currently serves as Managing Director at Dico A/S, an investment company, which he joined in August 1994. Mr. Konnerup has an MBA from the Copenhagen Business School. Mr. Konnerup’s extensive knowledge of finance and the Dialogic business are important to the Board. Mr. Konnerup was serving on the board of directors of i-data international a/s, a technology company and the then-parent company of Dialogic Corporation (then called Eicon Networks Corporation), when it filed for protection under Danish bankruptcy legislation in 2002. Dialogic Corporation simultaneously filed for protection in Canada under the Canadian Creditor Arrangement Act, or the CCAA. Dialogic Corporation’s plan of arrangement was approved by creditors and the Quebec Superior Court in November 2002, and it subsequently exited CCAA and returned to normal business operations.

Rajneesh Vig, age 39, has served as a member of the Board since 2010 and as a member of board of directors of Dialogic Corporation since 2006. Since 2006, he has served as a Partner with Tennenbaum Capital Partners. Prior to joining Tennenbaum, Mr. Vig was a Director in Deutsche Bank’s Global Markets division from June 2006 to October 2006 and a Director in the bank’s Technology Investment Banking group from September 1999 to May 2006. He also held positions before that at PricewaterhouseCoopers and Arthur Andersen. Mr. Vig received a B.A. in Economics and Political Science from Connecticut College and earned his MBA in Finance from New York University. He is also a licensed CPA and has successfully completed the CFA program. Mr. Vig’s financial experience and expertise in the debt market are important to the Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2012 ANNUAL MEETING OF STOCKHOLDERS

Alex Guira, age 45, has served as a member of the Board since 2010 and as a member of the board of directors of Dialogic Corporation since 2006. Since 2002, he has served as a managing director and co-head of Investcorp Technology Partners, as well as a member of the management committee of the Investcorp Group. Prior to joining Investcorp, Mr. Guira worked as a Partner at 212 Ventures. He also held positions before that as President of Fairlawn Partners, Vice President of Scoggin Capital Management, and as an analyst at Drexel Burnham Lambert. He also serves on the boards of directors of CSIdentity Corp., Wells-CTI Inc., Fleetmatics Ltd. and Zeta Interactive Corporation. Mr. Guira holds a B.A. in Business Economics and Organizational Business and Management from Brown University. Mr. Guira’s knowledge of the industry and his business experience are important to the Board.

Dion Joannou, age 45, has served as a member of the Board since 2010 and as a member of the board of directors of Dialogic Corporation since December 2007. He also serves on the board of directors of DuCool Ltd. and as an advisor to Towerbrook and MD7, a private equity group and asset and infrastructure management company for wireless operators. Mr. Joannou previously served in various roles at Nortel Networks from 1993 to August 2007, including President of Nortel North America from August 2005 to August 2007. Mr. Joannou holds a B.A. in Marketing degree from Southern Illinois University and an MBA from the University of Miami. Mr. Joannou’s knowledge of the telecommunications industry and his marketing and sales experience are important to the Board.

W. Michael West, age 60, has served as a member of the Board since November 2007. Mr. West has served as a director of Extreme Networks, Inc., a provider of network infrastructure solutions and services, since August 30, 2006 and as the chairman of its board of directors from September 2004 until October 2006. From June 2003 to July 2004, Mr. West served as director of Larscom Incorporated, a telecommunications equipment provider. From April 2002 to June 2003, Mr. West served as Chief Executive Officer of VINA Technologies, Inc., a telecommunications equipment provider, and served as chairman of its board of directors from June 1999 to June 2003. From September 1997 to January 1998, Mr. West served as Executive Vice President for Lucent Technologies, a communications company. From February 1995 to July 1997, Mr. West was President, Chief Operating Officer and a director of Octel Communications, a telecommunications equipment provider, after having served as an Executive Vice President from September 1986 to February 1995. Mr. West held multiple positions at Rolm Corp, a telecommunications company, from 1979 to September 1986, most recently as general manager of the National Sales Division. Mr. West’s previous managerial experience and industry knowledge position him to make an effective contribution to the Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2013 ANNUAL MEETING OF STOCKHOLDERS

Nick Jensen, age 48, has served as chairman of the Board since 2010, and has been the chairman of Dialogic Corporation’s board of directors since April 2002. Mr. Jensen has served as president and chief executive officer of Dialogic Corporation since April 2002, and became our Chief Executive Officer in October 2010 in connection with the Business Combination. From 1998 to 2002 Mr. Jensen served as chief executive officer of i-data international a/s. In 1987, Mr. Jensen co-founded Exatec A/S, a Danish distributor of computer components and products that was sold to Arrow Electronics Inc. in 1994. He then founded PnP Technology, a printer-interface company. Throughout his career, Mr. Jensen has been an active investor in IT companies, including Connect International (sold to Olicom A/S in 1992), Phase One Denmark A/S, Netlog A/S and Mermaid Technology A/S. Mr. Jensen’s business and management experience and deep understanding of the telecommunications industry in general, and the Dialogic business in particular, are important to the Board and make him an important asset to the combined company.

Doug Sabella, age 53, has served as our President and a member of our Board since April 2004, and became our Chief Operating Officer in October 2010 in connection with the Business Combination. From December 2004 until October 2010, Mr. Sabella served as our President and Chief Executive Officer. From July 2003 to May 2004, Mr. Sabella was chief operating officer of Terayon, Inc., a network equipment company. From March 2001 to April 2003, Mr. Sabella was president and chief operating officer and a member of the board of directors for Tumbleweed Communications Corp., a provider of e-mail security software. From February 2000 to March 2001, Mr. Sabella was the president and chief executive officer of Bidcom, Inc., a provider of collaboration software. From 1985 to February 2000, Mr. Sabella held various senior management positions at Lucent Technologies, a provider of telecommunications equipment. Mr. Sabella’s long tenure with Dialogic brings continuity to the Board, and his operational expertise and deep understanding of our business make him an important resource for the Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under listing standards of The Nasdaq Stock Market LLC, or Nasdaq, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following four of our seven directors are independent directors within the meaning of the applicable Nasdaq listing standards: Messrs. Ben-Gacem, Guira, Joannou, and West. In making its determination, the Board considered Mr. Ben-Gacem’s and Mr. Guira’s relationships with Investcorp Technology Investment Group, which indirectly owns one of our principal stockholders. In addition, the Board also considered the consulting relationship of Mr. Joannou with Dialogic Corporation, which is described under “Director Compensation” below. The Board does not believe that these stockholder relationships or consulting relationship interfere with Mr. Ben-Gacem’s, Mr. Guira’s or Mr. Joannou’s exercise of independent judgment in carrying out his responsibilities as director. The Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company or had any material relationship with the Company other than as detailed below.

In addition, the Board has affirmatively determined that each of Bob L. Corey, Promod Haque, Pascal Levensohn and Dror Nahumi were independent directors within the meaning of the applicable Nasdaq listing requirements until their respective resignations from the Board in 2010. The Board found that none of these directors had a material or other disqualifying relationship with us. In making its determination of independence, the Board considered Mr. Haque’s and Mr. Levensohn’s relationships with Norwest Venture Partners and Star Bay Partners, L.P., respectively, two of our former principal stockholders. The Board does not believe that these stockholder relationships interfered with Mr. Haque’s or Mr. Levensohn’s exercise of independent judgment in carrying out their responsibilities as director.

Messrs. Jensen and Sabella, the Company’s Chief Executive Officer and President and Chief Operating Officer, respectively, are not independent directors by virtue of their employment with the Company. Mr. Vig is not an independent director as a result of his employment with Tennenbaum Capital Partners, which is party to certain of our debt transactions, as described in greater detail under “Transactions with Related Persons” below.

BOARD LEADERSHIP STRUCTURE

Our Board is currently chaired by our Chief Executive Officer, Mr. Jensen. Our Board appointed Mr. Joannou as lead independent director, effective April 30, 2011.

We believe that combining the positions of Chief Executive Officer and Chairman helps to ensure that the Board and management act with a common purpose. In our view, separating the positions of Chairman and Chief Executive Officer creates the potential to give rise to divided leadership, which could interfere with good decision making or weaken our ability to develop and implement strategy. Instead, we believe that combining the positions of Chairman and Chief Executive Officer provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, we believe that a combined Chairman and Chief Executive Officer is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. We also believe that it is particularly advantageous to the stockholders to have Mr. Jensen in the combined position following the completion of the Business Combination given his extensive history with Dialogic Corporation, as compared to a relatively less informed independent Chairman.

The Board appointed Mr. Joannou, effective April 30, 2011, as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chairman and Chief Executive Officer: the lead independent director is empowered to, among other duties and responsibilities, preside over and establish the agendas for meetings of the independent directors and act as a liaison between the Chairman and the independent directors. As a result, we believe that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, we believe the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Chairman, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.

ROLE OF THE BOARD IN RISK OVERSIGHT

The Board has an active role in overseeing management of our risks, which it administers directly as well as through the various standing committees of the Board that monitor risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including information regarding our credit, liquidity and operations and the risks associated with each. The Audit Committee of the Board, or the Audit Committee, has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Nominating Committee manages risks associated with the independence of the Board and potential conflicts of interest and monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee of the Board, or the Compensation Committee, assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. While each committee is responsible for evaluating certain risks and overseeing management of such risks, the entire Board is regularly informed through committee reports about such risks.

MEETINGS OF THE BOARD

The Board met 10 times and acted by written consent three times during 2010. All directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served which were held during the period they served as a director or committee member.

EXECUTIVE SESSIONS

The independent directors meet in executive session without management directors, non-independent directors or management present. These sessions take place prior to or following regularly scheduled Board meetings. The independent directors met in such sessions eight times during 2010.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board currently has three standing committees: the Audit Committee, Compensation Committee, and Nominating Committee. The following table provides membership and meeting information for 2010 for each of the committees of the Board:

Name	Audit Committee		Compensation Committee		Nominating Committee and Former Nominating and Corporate Governance Committees(1)
Bob L. Corey	X	*(2)			X	(2)
Promod Haque	X	(3)	X	*(3)	X	(3)
Pascal Levensohn	X	(4)	X	(4)	X	*(4)
W. Michael West	X	(5)	X		X	*(6)
Mikael Konnerup	X	(7)			X	(7)
Alex Guira	X	*(8)			X	(8)
Hazem Ben-Gacem			X	(9)
Dion Joannou			X	*(10)
Total meetings in fiscal 2010	8		6		1

*	Committee Chairman

(1)	Effective as of October 1, 2010, the former Nominating Committee and former Corporate Governance Committee were combined into a single Board committee, the Nominating and Corporate Governance Committee.

(2)	Effective as of December 4, 2010, Mr. Corey resigned from the Board and all committees of the Board.

(3)	Effective as of October 1, 2010, Mr. Haque resigned from the Board and all committees of the Board.

(4)	Effective as of October 1, 2010, Mr. Levensohn from the Board and all committees of the Board.

(5)	Effective as of December 4, 2010, Mr. West was appointed to the Audit Committee.

(6)	Effective as of October 1, 2010, Mr. West was appointed Chairman of the combined Nominating and Corporate Governance Committee of the Board. He previously served as the Chairman of the former Nominating Committee of the Board.

(7)	Effective as of October 1, 2010, Mr. Konnerup was appointed to the Board and the Audit Committee and Nominating Committee.

(8)	Effective as of October 1, 2010, Mr. Guira was appointed to the Board, the Audit Committee and the Nominating Committee. Effective as of December 4, 2010, Mr. Guira was appointed Chairman of the Audit Committee following Mr. Corey’s resignation.

(9)	Effective as of October 1, 2010, Mr. Ben-Gacem was appointed to the Board and the Compensation Committee.

(10)	Effective as of October 1, 2010, Mr. Joannou was appointed to the Board and as Chairman of the Compensation Committee.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that no non-independent directors serve on committees, each member of each committee meets the applicable rules and regulations of the U.S. Securities and Exchange Commission, or the SEC, and Nasdaq listing standards regarding “independence,” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the engagement of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent registered accounting firm, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee is composed of three directors: Messrs. Guira, West and Konnerup. The Audit Committee met eight times during 2010. The Audit Committee has adopted a written charter that is available to stockholders on our website at www.dialogic.com. Information contained in, or accessible through, our website is not a part of this Proxy Statement.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board has also determined that Mr. Guira qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Guira’s level of knowledge and experience based on a number of factors, including his formal education and experience as a senior executive officer with financial oversight functions.

Report of the Audit Committee of the Board of Directors(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with management of the Company. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

the Public Company Accounting Oversight Board regarding the independent registered public accounting firm and the accounting firm’s communications with the audit committee concerning independence and has discussed with the independent accountants the independent accountant’s independence.

Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Audit Committee

Alex Guira

Mikael Konnerup

W. Michael West

Compensation Committee

The Compensation Committee is composed of three directors: Messrs. Joannou, Ben-Gacem and West. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). Each member of the Compensation Committee is an “outside” director as that term is defined in Section 162(m) of the Code, and a “non-employee” director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act. The Compensation Committee met six times during 2010. The Compensation Committee has adopted a written charter that is available to stockholders on our website at www.dialogic.com. Information contained in, or accessible through, our website is not a part of this Proxy Statement.

The Compensation Committee acts on behalf of the Board to review and approve our overall compensation strategy and policies, including to:

•	review and approve corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;

•	recommend to the Board for approval the compensation plans and programs for the Company;

•	establish policies with respect to equity compensation arrangements;

•

review and approve the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•

recommend to the Board for determination and approval the compensation and other terms of employment of our chief executive officer and evaluate the chief executive officer’s performance in light of relevant corporate performance goals and objectives;

•	review and approve the individual and corporate performance goals and objectives of our other senior management;

•	recommend to the Board for determination and approval the compensation and other terms of employment of the other executive officers or senior management;

•

recommend to the Board the adoption, amendment and termination of our stock option plans, stock appreciation rights plans, pension and profit sharing plans, incentive plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans and similar programs and administer these plans; and

•	review and establish appropriate insurance coverage for our directors and executive officers.

The Compensation Committee also reviews with management the Compensation Discussion and Analysis and determines whether to recommend that it be included in proxy statements and other filings, if required.

Compensation Committee Processes and Procedures

The Compensation Committee determines and recommends compensation awards for our executive officers. The processes used by the Compensation Committee for the consideration and determination of executive officer and director compensation consist of the following:

•	regular meetings of the Compensation Committee to review and evaluate compensation matters; and

•	analyzing third party survey data in connection with evaluation of compensation matters.

The Compensation Committee meets as often as it deems necessary and appropriate, but not less frequently than once each year to review the compensation and awards of our executive officers and other employees, and otherwise perform its duties under its charter. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The members of management and other employees, including the Chief Executive Officer, may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding their compensation.

The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel as deemed necessary or appropriate by any member of the Compensation Committee to discharge his or her responsibilities thereunder. The Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisors and consultants. In particular, the Compensation Committee has sole authority to retain and terminate any compensation consultant to assist in the evaluation of director, Chief Executive Officer or senior executive compensation, including sole authority to approve such consultant’s reasonable fees and other retention terms, all at our expense. The Compensation Committee has the authority to incur other reasonable expenditures for external resources that it deems necessary or appropriate in the performance of its duties. The Compensation Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board to grant stock awards under our equity incentive plans to persons who are not (a) “Covered Employees” under Section 162(m) of the Code; (b) individuals with respect to whom the Company wishes to comply with Section 162(m) of the Code or (c) then subject to Section 16 of the Exchange Act.

In 2010, the Compensation Committee utilized a compensation survey prepared by Radford Surveys + Consulting that provided industry data, as well as the services of a Radford compensation consultant, to better inform the Compensation Committee’s determination of the key elements of our compensation program. In setting compensation, the Compensation Committee has not historically reviewed the elements of its compensation as a whole. Instead, our Compensation Committee has endeavored to (1) set a base salary as low as reasonably possible while still attracting and retaining quality talent, (2) set variable compensation at a level such that annual cash compensation assuming achievement of aggressive corporate and individual goals will be consistent with the 50th to 75th percentile of annual cash compensation at comparable companies in our peer group, (3) offer a competitive benefits package, and (4) ensure employees have a meaningful equity stake in the Company so that when stockholder value is created, employees share in that value creation.

To provide additional information to support the Compensation Committee’s compensation decisions, our Chief Executive Officer typically provides annual recommendations to the Compensation Committee and discusses with the Board the compensation and performance of all named executive officers, excluding himself. Our Chief Executive Officer bases his recommendations in part upon annual performance reviews of our named executive officers, other than himself. The Compensation Committee evaluates our Chief Executive Officer’s performance reviews of our other named executive officers and provides input to the Chief Executive Officer regarding such reviews. Our Chief Executive Officer’s compensation is determined by the Compensation Committee, which analyzes our Chief Executive Officer’s performance.

Nominating Committee

The Nominating Committee is responsible for:

•

identifying, reviewing and evaluating candidates to serve as directors of the Company, reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board;

•

considering recommendations for Board nominees and proposals submitted by stockholders and establishing any policies, requirements, criteria and procedures, including policies and procedures to facilitate stockholder communications with the Board;

•	reviewing, discussing and assessing the performance of the Board, including Board committees;

•	making recommendations to the Board regarding the chairmanship and membership of the committees of the Board;

•	reviewing the compensation paid to non-employee directors for their service on the Board and its committees and recommending any changes for approval by the Board;

•

developing a set of corporate governance principles to be applicable to the Company and periodically review and assess these principles and their application, and shall recommend any changes deemed appropriate to the Board for its consideration;

•	periodically review our policy statements to determine their adherence to our Code of Conduct and Ethics;

•	oversee and review the processes and procedures used by us to provide information to the Board and its committees;

•

periodically review with the Chief Executive Officer the plans for succession to the offices of our executive officers and make recommendations to the Board with respect to the selection of appropriate individuals to succeed to these positions; and

•

review, discuss and assess its own performance at least annually and also periodically review and assess the adequacy of the its charter, including the its role and responsibilities as outlined in its charter, and recommend any proposed changes to the Board for its consideration.

The Nominating Committee is composed of three directors: Messrs. West, Konnerup and Guira. The Board has determined that Messrs. West, Konnerup, and Guira are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating Committee met once during 2010. The Nominating Committee has adopted a written charter, which can be found on our website at www.dialogic.com. Information contained in, or accessible through, our website is not a part of this Proxy Statement.

The Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating Committee retains the right to modify these qualifications from time to time.

Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating Committee typically considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating Committee also determines whether the nominee meets applicable independence requirements, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. In 2010, the Nominating Committee did not engage any third party to assist in the process of identifying or evaluating director candidates.

The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 926 Rock Avenue, San Jose, CA 95131, at least 120 days prior to the anniversary date of the mailing of our proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Nominating Committee has not received any such submission from a stockholder.

Stockholder Communications With The Board Of Directors

Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to our Corporate Secretary at 926 Rock Avenue, Suite 20, San Jose, CA, 95131. Our Corporate Secretary will review each communication and distribute such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly hostile, threatening, illegal or similarly unsuitable, in which case, the material will be excluded, with the provision that any communication that is filtered out shall be made available to any non-management director upon request. Further information is available on our website at www.dialogic.com. Information contained in, or accessible through, our website is not a part of this Proxy Statement.

Code of Conduct and Ethics

We have adopted the Dialogic Inc. Code of Conduct and Ethics, which applies to all officers, directors and employees. The Code of Conduct and Ethics is available on our website at www.dialogic.com. Information contained in, or accessible through, our website is not a part of this Proxy Statement. If we make any substantive amendments to the Code of Conduct and Ethics or grants any waiver from a provision of the Code of Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Conduct and Ethics by posting such information on our website at the address and the locations specified above.

PROPOSAL NO. 2

APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2006 EQUITY INCENTIVE PLAN

The stockholders are being asked to approve the amendment and restatement of our 2006 Equity Incentive Plan, or, as amended and restated, the 2006 Plan, to: (a) provide for a one-time 1,000,000 share increase in the number of shares available for issuance under the 2006 Plan; (b) increase to 4.0% of the outstanding common stock the number of shares of common stock that are added to the share reserve each year for issuance under the 2006 Plan, commencing in January 2012; and (c) increase and reapprove certain stock award limits set forth in the 2006 Plan and described below for compliance with certain provisions of the Code. In addition, as part of the amendment and restatement, the Board has eliminated the provisions of the 2006 Plan with respect to the annual automatic grants to members of the Board and has made other changes to the 2006 Plan for ease of administration and compliance with applicable laws and regulations.

The terms and provisions of the 2006 Plan are summarized below. This summary, however, does not purport to be a complete description of the 2006 Plan. The 2006 Plan has been filed with the SEC as Annex A to this Proxy Statement and may be accessed from the SEC’s website at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the 2006 Plan. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to Dialogic Inc., Attn: Corporate Secretary, 926 Rock Avenue, San Jose, California 95131.

General

The 2006 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance stock awards and other stock based awards. All of these awards are referred to collectively as stock awards.

Incentive stock options granted under the 2006 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 2006 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” below for a discussion of the tax treatment of stock awards.

Administration

The Board administers the 2006 Plan. Subject to the provisions of the 2006 Plan, the Board has the authority to determine the provisions of each stock award granted, the number of shares subject to each stock award, and the time or times a participant is permitted to receive stock or cash pursuant to a stock award. The Board has the power to accelerate the vesting and exercisability of a stock award. As administrator of the 2006 Plan, the Board has the authority to construe and interpret its provisions. The Board has the authority to (a) reduce the exercise price of any outstanding option or the strike price of any outstanding stock appreciation right; (b) cancel any outstanding option or stock appreciation right and to grant in exchange one or more of the following: (1) new options or stock appreciation rights covering the same or a different number of shares of common stock, (2) new stock awards, (3) cash, and/or (4) other valuable consideration; and (c) engage in any action that is treated as a repricing under GAAP.

Our Board has the authority to delegate some or all of the administration of the 2006 Plan to a committee or committees composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. The 2006 Plan also permits the delegation of authority to one or more executive officers to make grants to eligible officers and employees, although an executive officer may not make grants to himself or herself. In accordance with the provisions of the 2006 Plan, the Board has delegated administration of the 2006 Plan to the Compensation Committee. As used in this Proposal No. 2 with respect to the 2006 Plan, the “Board” refers to any committee appointed by the Board, any subcommittee thereof, as well as the Board itself.

Stock Subject to the 2006 Plan

If this Proposal No. 2 is approved, and subject to adjustment in the event of certain changes in the capitalization of the Company, the maximum number of shares of common stock available for issuance under the 2006 Plan (including shares that may be issued under the terms of the sub-plan established under the 2006 Plan for participants in Israel) will be 4,543,017 shares of our common stock, which number includes up to 1,504,579 shares subject to stock awards granted pursuant to our 2001 Equity Incentive Plan, or the 2001 Plan that, but for the termination of the 2001 Plan, would have reverted to the share reserve under the 2001 Plan. In addition, if this Proposal No. 2 is approved, the number of shares of common stock reserved for issuance under the 2006 Plan will increase automatically on each January 1st from 2012 through 2016 by an amount equal to the lesser of (a) 4.0% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, or (b) a number of shares determined by our Board.

The following types of shares issued under the 2006 Plan may again become available for the grant of new awards under the 2006 Plan: (a) stock that is forfeited to or repurchased by us prior to becoming fully vested; (b) shares withheld to satisfy income and employment withholding taxes; (c) shares used to pay the exercise price of an option in a net exercise arrangement; (d) shares tendered to us to pay the exercise price of an option; and (e) shares that are cancelled pursuant to an exchange or repricing program. In addition, if a stock award granted under the 2006 Plan expires or otherwise terminates without being exercised in full, an award is settled in cash or an appreciation distribution in respect of a stock appreciation right is paid in shares, the shares of common stock not issued or acquired pursuant to the award again become available for subsequent issuance under the 2006 Plan. Shares issued under the 2006 Plan may be previously unissued shares or reacquired shares we have bought on the market.

As of March 31, 2011, 232,745 shares of common stock were subject to outstanding restricted stock unit awards and 1,816,576 shares of common stock were subject to outstanding options granted under the 2006 Plan, 433,994 shares of common stock were subject to outstanding options granted under the 2001 Plan, and 262,013 shares of common stock were subject to outstanding options granted under the 2003 Plan.

Eligibility

As of December 31, 2010, six executive officers, six non-employee Board members, and 954 employees and consultants were eligible to participate in the 2006 Plan. Incentive stock options may be granted only to our and our affiliates’ employees (including officers). Our and our affiliates’ employees (including officers), non-employee Board members, and consultants are eligible to receive all other types of stock awards under the 2006 Plan. All of the approximately 966 employees, directors, and consultants of us and our affiliates are eligible to participate in the 2006 Plan.

No incentive stock option may be granted under the 2006 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of our total combined voting power, unless the exercise price of such option is at least 110% of the fair market value of the common stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2006 Plan and any of our other equity plans) may not exceed $100,000 (any excess of such amount is treated as nonstatutory stock options). If this Proposal No. 2 is approved, and subject to the provisions of the 2006 Plan relating to certain capitalization adjustments, the aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options is 10,000,000 shares of common stock.

No employee may be granted options, stock appreciation rights and other “appreciation only” awards covering more than 500,000 shares of common stock during any calendar year. Stockholder approval of this Proposal No. 2 will also constitute re-approval of the share limitation for purposes of Section 162(m) of the

Code. This limitation assures that any deductions to which we would otherwise be entitled, either upon the exercise of these stock awards granted under the 2006 Plan or upon the subsequent sale of the shares acquired under those stock awards, will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m) of the Code.

Terms of Options

Options may be granted under the 2006 Plan pursuant to stock option agreements adopted by the Board. The following is a description of the permissible terms of options under the 2006 Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.

Exercise Price. The exercise price of incentive stock options generally may not be less than 100% of the fair market value of the stock subject to the option on the date of grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the stock on the date of grant. The fair market value per share on any particular date under the 2006 Plan is the closing price per share on such date reported on the Nasdaq Global Market. As of March 31, 2011, the fair market value determined on such basis was $4.69 per share.

Consideration. The exercise price of options granted under the 2006 Plan may, at the discretion of the Board, be paid (a) in cash, check, or other cash equivalents; (b) pursuant to a broker-assisted cashless exercise; (c) by delivery of other shares of our common stock; (d) pursuant to a net exercise arrangement; or (e) in any other form of legal consideration acceptable to the Board.

Vesting. Options granted under the 2006 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board. Vesting typically will occur during the optionee’s continued service with us or our affiliate, whether this service is performed in the capacity of an employee, director, or consultant, referred to collectively as service, and regardless of any change in the capacity of the service performed. Shares covered by different options granted under the 2006 Plan may be subject to different vesting terms.

Term. The maximum term of options granted under the 2006 Plan is 10 years, except that in certain cases (see “Eligibility” above) the maximum term is five years.

Termination of Service. Options under the 2006 Plan generally terminate three months after termination of a participant’s service unless (a) termination is due to the participant’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of termination; (b) the participant dies, including death within a specified period after termination of service, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months after the participant’s death by the person or persons to whom the rights to such option have passed; (c) termination is for cause, in which case the option terminates immediately; or (d) the option by its terms specifically provides otherwise. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

Restrictions on Transfer. Unless otherwise provided, options under the 2006 Plan are not transferable other than by will, the laws of descent and distribution, or domestic relations order. During the lifetime of the participant, only the participant may exercise an incentive stock option. However, the Board may grant nonstatutory stock options that are transferable under certain limited circumstances. The Board may allow a participant to designate a beneficiary who may exercise an option following the participant’s death.

Terms of Restricted Stock

Restricted stock awards may be granted under the 2006 Plan pursuant to restricted stock award agreements adopted by the Board. Individual restricted stock award agreements may be more restrictive as to any or all of the permissible terms described below.

Consideration. The Board may grant restricted stock in consideration for (a) cash, check, or other cash equivalents, (b) past or future services rendered to us or our affiliate, or (c) any other form of legal consideration acceptable to the Board.

Vesting. Shares of stock acquired under a restricted stock award may, but need not, be subject to a repurchase option in favor of us or forfeiture to us in accordance with a vesting schedule as determined by the Board.

Termination of Service. Upon termination of a participant’s service, we may repurchase or otherwise reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable restricted stock award.

Restrictions on Transfer. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as determined by the Board.

Terms of Restricted Stock Units

Restricted stock unit awards may be granted under the 2006 Plan pursuant to restricted stock unit award agreements adopted by the Board. Individual restricted stock unit award agreements may be more restrictive as to any or all of the permissible terms described below.

Consideration. The Board may grant restricted stock units in consideration for any form of legal consideration acceptable to the Board.

Vesting. Restricted stock unit awards vest at the rate specified in the restricted stock unit agreement as determined by the Board.

Settlement. A restricted stock unit award may be settled by the delivery of shares of common stock, cash, or any combination as determined by the Board. At the time of grant, the Board may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the restricted stock unit award after vesting.

Dividend Equivalents. Dividend equivalent rights may be credited with respect to shares of common stock covered by a restricted stock unit award. We do not anticipate paying cash dividends on its common stock for the foreseeable future.

Termination of Service. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon a participant’s termination of service.

Terms of Stock Appreciation Rights

Stock appreciation rights may be granted under the 2006 Plan pursuant to stock appreciation rights agreements adopted by the Board. Individual stock appreciation rights agreements may be more restrictive as to any or all of the permissible terms described below. Each stock appreciation right is denominated in shares of common stock equivalents.

Term. The maximum term of stock appreciation rights granted under the 2006 Plan is 10 years.

Strike Price. The strike price of stock appreciation rights under the 2006 Plan generally may not be less than 100% of the fair market value of the common stock equivalents subject to the stock appreciation rights on the date of grant.

Exercise. Upon exercise of a stock appreciation right, we will pay the participant an amount equal to the excess of (a) the aggregate fair market value on the date of exercise of a number of common stock equivalents with respect to which the participant is exercising the stock appreciation right, over (b) the aggregate strike price determined by the Board on the date of grant. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of common stock, or any other form of consideration determined by the Board.

Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation rights agreement as determined by the Board.

Termination of Service. Unless otherwise provided by a stock appreciation rights agreement, stock appreciation rights generally terminate three months after termination of a participant’s service, unless termination is for cause, in which case the stock appreciation right terminates immediately. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Terms of Performance Stock Awards

General. A performance stock award is a type of restricted stock award or a restricted stock unit award that is granted or may vest based upon the attainment of certain performance goals during a designated performance period. The 2006 Plan allows the Board to grant performance stock awards that qualify as performance-based compensation that is not subject to the income tax deductibility limitations imposed by Section 162(m) of the Code, if the grant of such an award is approved by the Compensation Committee and certain other procedural requirements are satisfied.

Performance Goals. To assure that the compensation attributable to one or more performance stock awards will qualify as performance-based compensation that will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Section 162(m) of the Code, the Compensation Committee has the authority to structure one or more such awards so that stock will be issued or paid pursuant to the award only upon the achievement of certain pre-established performance goals. Such goals may be based on any one of, or combination of, the following: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) margin, including gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) orders and revenue; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) stockholders’ equity; (xxxi) quality measures; (xxxii) capital expenditures; (xxxiii) debt levels; (xxxiv) operating profit or net operating profit; (xxxv) workforce diversity; (xxxvi) billings; and (xxxvii) to the extent that a stock award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

Annual Limitation. The maximum award that may be granted to a participant in any calendar year attributable to performance stock awards may not exceed 500,000 shares of common stock. Stockholder approval of this Proposal No. 2 will also constitute re-approval of the foregoing limitation and the list of performance goals for purposes of Section 162(m) of the Code.

Terms of Other Stock Awards

The Board may grant other stock awards based in whole or in part by reference to the value of our common stock. Subject to the provisions of the 2006 Plan, the Board has the authority to determine the persons to whom and the dates on which such other stock awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other stock awards granted under the 2006 Plan.

Changes to Capital Structure

In the event that there is a specified change in the shares subject to the 2006 Plan or any stock award granted thereunder, whether through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other change not involving our receipt of consideration, the Board will make appropriate adjustments to (a) the class(es) and maximum number of shares subject to the 2006 Plan; (b) the class(es) and maximum number of shares subject to the award size limits set forth in the plan; and (c) the class(es) and number of shares and the price per share in effect under each outstanding stock award under the 2006 Plan.

Corporate Transactions

In the event of certain significant corporate transactions, the Board shall take one or more of the following actions with respect to outstanding stock awards:

•	arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company);

•

arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of common stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting and exercisability of a stock award followed by the termination of the stock award;

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of common stock issued pursuant to a stock award;

•	cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised, in exchange for appropriate cash consideration; and

•

arrange for the surrender of a stock award in exchange for a payment equal to the excess of (a) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (b) any exercise price payable by such holder in connection with such exercise.

A significant corporate transaction will be deemed to occur in the event of (a) a sale of all or substantially all of our and our subsidiaries’ consolidated assets, (b) the sale of at least 90% of our outstanding securities, (c) a merger or consolidation in which we are not the surviving corporation, or (d) a merger or consolidation in which we are the surviving corporation, but shares of our outstanding common stock are converted into other property by virtue of the corporate transaction.

Changes in Control

The Board has the discretion to provide that a stock award under the 2006 Plan will vest as to all or any portion of the shares subject to the stock award (a) immediately upon the occurrence of certain specified change in control transactions, whether or not such stock award is assumed, continued, or substituted by a surviving or acquiring entity in the transaction, or (b) in the event a participant’s service with us or a successor entity is terminated, actually or constructively, within a designated period following the occurrence of certain specified change in control transactions. Stock awards held by participants under the 2006 Plan will not vest on such an accelerated basis unless specifically provided by the participant’s applicable award agreement. However, the vesting and exercisability of options granted under the non-discretionary grant program will accelerate in full if a non-employee director is required to resign his or her position in connection with a change in control transaction, or is removed from his or her position in connection with such a change in control.

A change in control transaction will be deemed to occur in the event: (a) any person directly or indirectly acquires securities possessing more than 50% of the combined voting power of our outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (b) a merger, consolidation, or similar transaction occurs and our stockholders do not own more than 50% of the voting power of the surviving entity or the parent of the surviving entity in substantially the same proportion as they own our outstanding voting securities prior to such transaction; (c) our dissolution or liquidation occurs; (d) a sale of all or substantially all of our assets occurs, other than a transfer of assets to an entity in which more than 50% of the entity’s voting power is owned by our stockholders in substantially the same proportion as they own our outstanding voting securities prior to such transaction; or (e) a majority of the Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.

The acceleration of stock awards in connection with significant corporate transactions and change in control transactions may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control over us.

Duration, Termination, and Amendment

The Board may suspend or terminate the 2006 Plan at any time. The 2006 Plan is scheduled to terminate no later than June 28, 2016. No rights may be granted under the 2006 Plan while the 2006 Plan is suspended or after it is terminated.

The Board may amend or modify the 2006 Plan at any time, subject to any required stockholder approval. To the extent required by applicable law or regulation, stockholder approval will be required for any amendment that (a) materially increases the number of shares available for issuance under the 2006 Plan, (b) materially expands the class of individuals eligible to receive stock awards under the 2006 Plan, (c) materially increases the benefits accruing to the participants under the 2006 Plan or materially reduces the price at which shares of common stock may be issued or purchased under the 2006 Plan, (d) materially extends the term of the 2006 Plan, or (e) expands the types of awards available for issuance under the 2006 Plan.

Federal Income Tax Information

The following is a summary of the principal U.S. federal income taxation consequences to participants and us with respect to participation in the 2006 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options. Incentive stock options granted under the 2006 Plan are intended to qualify for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of those holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options. No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares acquired upon exercise of a nonstatutory stock option are unvested and subject to repurchase by us in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of exercise, but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date the repurchase right lapses, over (b) the exercise price paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date, over (b) the exercise price paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Awards. Upon receipt of a restricted stock award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a restricted stock award are unvested and subject to repurchase by us in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date the repurchase right lapses, over (b) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (a) the fair market value of the shares on the date of issuance, over (b) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses. The participant and we will be required to satisfy certain tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Upon disposition of the stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Unit Awards. No taxable income is recognized upon receipt of a restricted stock unit award. The participant will generally recognize ordinary income in the year in which the shares subject to that unit are actually vested and issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and we will be required to satisfy certain tax withholding requirements applicable to such income. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the year in which such ordinary income is recognized by the participant.

Potential Limitation on Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to each covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.

Options and Stock Appreciation Rights. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (a) such awards are granted by a compensation committee or committee of the Board comprised solely of “outside directors,” (b) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (c) the per-employee limitation is approved by the stockholders, and (d) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. It is intended that all options and stock appreciation rights granted under the 2006 Plan qualify as performance-based compensation that is exempt from the $1 million deduction limitation.

Restricted Stock Awards, Restricted Stock Unit Awards, and Performance Stock Awards. Compensation attributable to restricted stock awards, restricted stock unit awards, and performance stock awards will qualify as performance-based compensation, provided that: (a) the award is granted by a compensation committee comprised solely of “outside directors,” (b) the award is granted (or vests) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (c) the Compensation Committee certifies in writing prior to the grant, vesting, or exercise of the award that the performance goal has been satisfied, and (d) prior to the grant of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

New Plan Benefits Under Amendment

As a general matter, awards under the 2006 Plan are discretionary, and we have not approved any awards that are conditioned on stockholder approval of the 2006 Plan as amended. Accordingly, we cannot determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors and employees under the 2006 Plan as amended. However, each of our non-employee directors who does not beneficially own 10% or more of our common stock will be granted restricted stock units having a market value of $90,000 as of the date of the Annual Meeting.

The following table sets forth information about awards granted under the 2006 Plan during the year ended December 31, 2010 to each of (i) the named executive officers identified in the Summary Compensation Table below, (ii) all current executive officers as a group (excluding any options granted as part of the Business Combination), (iii) our current non-employee directors as a group (excluding any options granted as part of the Business Combination), and (iv) all employees, other than executive officers, as a group:

Name and Position	Number of RSUs (#)(1)	Number of Options (#)
Nick Jensen	—	—
Chief Executive Officer

Doug Sabella	22,200	—
President and Chief Operating Officer

Albert J. Wood	—	—
Former Chief Financial Officer

Eric C. Schlezinger	10,200	—
Executive Vice President and General Counsel

William R. Rohrbach	4,000	—
Former Vice President, Worldwide Sales

Executive Group (6 persons)	36,400
Non-Executive Director Group (6 persons)	—	4,000
Non-Executive Officer Employee Group (672 persons)	87,875	1,470,726

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to each of our equity compensation plans in effect as of December 31, 2010:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)
2006 Plan			484,847
Stock options	262,266	$6.02
Restricted stock units	273,715	—
2001 Plan
Stock options	449,370	$6.76	—
2003 Plan
Stock options	308,404	$5.57	—
ESPP	—	—	330,283
Equity compensation plans not approved by security holders(2)	1,218,099	$5.21	—

Total	2,511,854	$5.67	815,130

(1)	In November 2001 and January 2003, we adopted the Veraz Networks, Inc. 2001 Stock Option Plan and the Veraz Networks, Inc. 2003 Stock Option Plan, respectively. In June 2006, we adopted the 2006 Plan, which became effective upon the consummation of our initial public offering.

(2)	Includes 2,532 options granted to former employees of Dialogic Corporation with a weighted average exercise price of $5.20 who, by the specific terms of their option grants from Dialogic Corporation, were entitled to exercise options following the termination of their employment with Dialogic Corporation. All of these options are fully vested nonstatutory options granted at 100% of fair market value on the date of grant, and must be exercised no later than 2014. Also includes 1,215,567 shares subject to option grants, with a weighted average exercise price of $5.21, made to Dialogic employees in connection with the merger in order to induce such employees to become employees of the joint entity. These options were granted on the same terms and conditions as options granted under our 2006 Plan.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL NO. 3

AMENDMENT OF THE 2006 EMPLOYEE STOCK PURCHASE PLAN

The stockholders are being asked to approve a one-time increase of 500,000 shares of our common stock available for issuance under our ESPP. The Board has also recently made other changes to the ESPP for ease of administration and compliance with applicable laws and regulations that are not subject to stockholder approval and that will be effective even if stockholders do not approve the increase to the ESPP share reserve.

The terms and provisions of the ESPP are summarized below. This summary, however, does not purport to be a complete description of the ESPP. The ESPP has been filed with the SEC as Annex B to this Proxy Statement and may be accessed from the SEC’s website at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the 2006 Plan. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to Dialogic Inc., Attn: Corporate Secretary, 926 Rock Avenue, San Jose, California 95131.

Background

The ESPP was originally adopted by our Board in June 2006 and approved by our stockholders in March 2007 prior to our initial public offering. In April 2011, the Board approved the amendment of the ESPP for ease of administration and compliance with applicable laws and regulations in anticipation of the commencement of an offering period thereunder in June 2011, and, subject to stockholder approval, to increase the existing share reserve by 500,000 shares.

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. As of the date of this proxy statement there were 480,283 shares available for future purchases under the ESPP, which includes 75,000 initially authorized for issuance upon adoption of the ESPP, and additional shares added on January 1st each year from 2008 through 2011. As of May 1, 2011, no shares of common stock have been purchased, no rights had been granted, and no offerings had been commenced under the ESPP.

Our Board believes that the availability of an adequate number of shares of our common stock in the reserve of the ESPP will be an important factor in attracting, motivating and retaining qualified employees essential to our future success. The Board anticipates commencing the first offering under the ESPP in June 2011, with the offering consisting of one purchase period of approximately five and a half months in duration, with subsequent purchase periods of six months in duration. If this Proposal No. 3 is approved, the additional 500,000 that are the subject of this Proposal No. 3 will be available to satisfy rights granted under ESPP in the offering that we anticipate will commence in June 2011. The proposed amendment will not impact the operation of the evergreen provision, which will terminate after the last automatic annual increase on January 1, 2016.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment of the ESPP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. A copy of the ESPP is attached as Annex B to this Proxy Statement.

Summary of the ESPP

Purpose. The purpose of the ESPP is to provide a means by which our employees (and the employees of any parent or subsidiary of the Company designated by the Board to participate in the ESPP) may be given an opportunity to purchase common stock of the Company through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of us and our affiliates. As of May 1, 2011, approximately 870 employees are eligible to participate in the ESPP.

The rights to purchase common stock granted to employees in the United States under the ESPP are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration. The Board administers the ESPP and has the final power to construe and interpret both the ESPP and the rights granted under it. The Board has delegated administration of the ESPP to the Compensation Committee. The Compensation Committee has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase our common stock will be granted and the provisions of each offering of such rights (which need not be identical). As used in this Proposal No. 3 with respect to the ESPP, the “Board” refers to our Board or any committee the Board appoints to administer the ESPP, including the Compensation Committee.

Stock Subject to ESPP. As of May 1, 2011, 480,283 shares of our common stock are available for future issuance under the ESPP. Subject to this Proposal No. 3, an additional 500,000 shares of our common stock will be made available for future issuance under the ESPP. In addition, the number of shares of common stock reserved for issuance under the ESPP will automatically increase annually on each January 1st from 2012 through 2016 by the least of (a) 1.0% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, (b) 150,000 shares, or (c) an amount determined by the Board. If rights granted under the ESPP expire, lapse or otherwise terminate without being exercised, the shares of our common stock not purchased under such rights again become available for issuance under the ESPP. The closing price of our common stock on March 31, 2011 was $4.69.

Eligibility. Only our employees (or the employees of any parent or subsidiary of the Company designated by the Board) may participate in the ESPP. The Board has the authority to limit participation to those individuals who have been customarily employed more than 20 hours per week and more than five months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the Board) on the first day of an offering. In addition, the Board may require that each employee has been continuously employed by the Company or the designated parent or subsidiary corporation for such period preceding the grant as the Board may require, but in no event will the required period of continuous employment be greater than two years. Finally, the Board also has the power to exclude officers of the Company who are “highly compensated” as defined in the Code. No employee is eligible to participate in the ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5.0% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company.

Offerings. The ESPP is implemented by offerings of rights to all eligible employees from time to time. Under applicable law and the terms of the ESPP, the maximum length for an offering under the ESPP is 27 months. Each offering period consists of one or more purchase dates as determined by the Board prior to the commencement of that offering period. The provisions of separate offerings need not be identical. As of May 1, 2011, no offerings have been commenced under the ESPP. We anticipate that the first offering under the ESPP will commence on June 1, 2011 and end five and a half months later on November 14, 2011, with a single purchase date on November 14, 2011.

Enrollment in the ESPP; Purchase Price. Eligible employees enroll in the ESPP by delivering an agreement to us authorizing payroll deductions in an amount up to the maximum amount approved by the Board. To the extent permitted in the offering document, a participant may increase, reduce or terminate his or her payroll deductions. We anticipate that under the terms of the first offering, such payroll deductions will be limited to up to 15.0% of an employee’s eligible cash compensation during the offering. The Board may limit the number of times an employee may increase or decrease the amount of his or her deductions during an on-going offering. All payroll deductions made on behalf of a participant are credited to his or her account under the ESPP and deposited with the general funds of the Company.

The purchase price per share at which shares of our common stock are sold in an offering under the ESPP may not be less than the lower of (i) 85.0% of the fair market value of a share of our common stock on first day of the offering or (ii) 85.0% of the fair market value of a share of our common stock on the last day of the purchase period.

Purchase of Stock. In connection with offerings made under the ESPP, the Board may specify from time to time a maximum number of shares of our common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of our common stock that may be purchased pursuant to such offering by all participants. In addition, no employee may purchase more than $25,000 worth of our common stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans (intended to qualify as such under Section 423(b) of the Code) of the Company and its parent and subsidiary corporations in any calendar year. We anticipate that, under the terms of the first offering, the maximum number of shares that may be purchased on the purchase date of the first offering by a single eligible employee will be 3,500 shares, and that the maximum number of shares that may be purchased on that first purchase date by all eligible employees will be 315,000 shares. If the aggregate number of shares to be purchased upon exercise of all outstanding purchase rights would exceed either the number of shares of our common stock remaining available under the ESPP or the maximum number of shares that may be purchased on a single purchase date across all offerings, the Board would make a pro rata allocation (based on each participant’s accumulated payroll deductions) of available shares. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price.

Participation in and Withdrawal from the ESPP. Enrolled employees will automatically participate in subsequent offerings, provided the participant has not withdrawn from the ESPP, continues to meet the eligibility requirements, and has not terminated employment with us. A participant may withdraw from a given offering without affecting his or her eligibility to participate in future offerings under the ESPP. Upon any withdrawal from an offering by the participant, we will distribute to the participant his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of our common stock on the participant’s behalf during such offering, and such employee’s rights in the offering will be automatically terminated.

Reset Feature. The Board has the authority to provide that if the fair market value of a share of our common stock on the first day of any purchase period within a particular offering period is less than the fair market value on the start date of that offering period, then the participants in that offering period will automatically be transferred and enrolled in a new offering which will begin on the first day of that purchase period and the participant’s purchase rights in the original offering period will terminate.

Termination of Employment. Unless otherwise specified by the Board, a participant’s rights under any offering under the ESPP terminate immediately upon cessation of an employee’s employment for any reason (subject to any post-employment participation period required by law), and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer. Rights granted under the ESPP are not transferable except by will, the laws of descent and distribution, or by a beneficiary designation. During the lifetime of the participant, such rights may only be exercised by the participant.

Adjustment Provisions. Upon certain transactions by the Company, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction, the ESPP share reserve, the outstanding purchase rights thereunder, and any purchase limits will be appropriately adjusted as to the type, class and maximum number of shares subject thereto as well as to the applicable exercise price of outstanding purchase rights.

Effect of Certain Corporate Transactions. In the event of (i) the sale or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, (ii) the sale or other disposition of at least 90.0% of the outstanding securities of the Company, or (iii) certain specified types of merger, consolidation or similar transactions, or, collectively, a corporate transaction, any surviving or acquiring corporation may continue or assume rights outstanding under the ESPP or may substitute similar rights. If any surviving or acquiring corporation does not assume such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase shares of our common stock within 10 business days prior to the corporate transaction under the ongoing offering and the participants’ rights under the ongoing offering will terminate immediately after such purchase.

Duration, Amendment and Termination of the ESPP. The Board may amend, suspend or terminate the ESPP at any time. However, except in regard to capitalization adjustments, and except as to amendments solely to benefit the administration of the ESPP, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for participants or the Company or any parent or subsidiary of the Company, any amendment to the ESPP must be approved by the stockholders to the extent stockholder approval is necessary to satisfy the requirements of Section 423 of the Code or to comply with other applicable laws or regulations.

Rights granted before amendment or termination of the ESPP will not be impaired by any amendment or termination of the ESPP without consent of the employee to whom such rights were granted, except as necessary to comply with, or receive favorable tax, listing or regulatory treatment under, any laws or governmental regulations, or as necessary to ensure that the ESPP and/or any purchase rights comply with the requirements of Section 423 of the Code.

Federal Income Tax Information

Rights granted under the ESPP are intended to qualify for favorable U.S. federal income tax treatment associated with rights granted under an “employee stock purchase plan” within the meaning of Section 423 of the Code.

A participant will be taxed on amounts withheld from their paychecks for the purchase of shares of our common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right, until disposition of the acquired shares. The taxation upon disposition will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits

Participation in the ESPP is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the ESPP. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the ESPP. To date, no shares of our common stock have been issued to any employee or officer under the ESPP. Directors and consultants are not eligible to participate in the ESPP.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 3.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 and has further directed that management submit the selection of KPMG LLP as our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since January 2006. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on this Proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees paid or payable to KPMG LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2010 and December 31, 2009.

	Fiscal Year Ended (in thousands)
	2010	2009
Audit Fees	$1,986	$1,222
Audit-Related Fees	—	—
Tax Fees	239	46
All Other Fees	—	—

Total Fees	$2,225	$1,268

Audit Fees. Consists of fees billed for professional services rendered for the audit of our financial statements and the review of interim financial statements and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. During the fiscal years ended December 31, 2010 and December 31, 2009, no audit related fees were billed by KPMG LLP.

Tax Fees. Consists of fees billed for professional services related to tax compliance, tax planning and tax advice.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

In connection with the audit of our 2010 financial statements, we entered into an engagement agreement with KPMG LLP, which sets forth the terms by which KPMG LLP will perform audit and interim services for us.

That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages. We will enter into a similar agreement with KPMG LLP in relation to our 2011 financial statements.

The Audit Committee has adopted a policy to approve in advance the engagement of the independent registered public accounting firm for all audit services and non-audit services; provided, however, that the Audit Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that (a) such policies and procedures are detailed as to the particular service and do not include delegation of the Audit Committee responsibilities to management, and (b) at its next scheduled meeting, the Audit Committee is informed as to each such service for which the independent registered public accounting firm is engaged pursuant to such policies and procedures. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, provided that the Audit Committee has established policies and procedures for such pre-approval of services consistent with the requirements of clauses (a) and (b) above.

The Audit Committee has determined that the rendering of the services other than audit services by KPMG LLP is compatible with maintaining the principal accountant’s independence.

Change in Accountants

The Business Combination with Dialogic Corporation was accounted for under the reverse acquisition method of accounting, whereby Dialogic Corporation is considered the accounting acquirer in accordance with GAAP, for accounting and financial reporting purposes. As such, Dialogic Corporation’s registered independent public accounting firm, KPMG LLP, located in Canada, or KPMG Canada, became our registered independent accounting firm upon consummation of the Business Combination.

On November 9, 2010, the Audit Committee determined that it wished to dismiss KPMG Canada as our registered independent public accounting firm. The audit report of KPMG Canada on the financial statements of Dialogic Corporation as of and for each of the two fiscal years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During Dialogic Corporation’s fiscal years ended December 31, 2009 and 2008, and in Dialogic Corporation’s subsequent interim period from January 1, 2010 through November 9, 2010, the date of the dismissal of KPMG Canada, (i) there were no disagreements with KPMG Canada on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG Canada’s satisfaction, would have caused KPMG Canada to make reference to the subject matter of the disagreement in connection with its report, and (ii) except as otherwise specified herein, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

Dialogic Corporation’s management and KPMG Canada identified material weaknesses and significant deficiencies in Dialogic Corporation’s internal control over financial reporting, or Internal Controls, for the year ended December 31, 2009. Disclosure controls are procedures designed to ensure that information required to be disclosed in reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. Disclosure controls are also designed to ensure that the information is accumulated and communicated to Dialogic Corporation’s management, including the chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure. Internal Controls are procedures which are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that: (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of Dialogic’s assets; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures are being made only in accordance with authorizations of Dialogic Corporation’s management and directors; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Dialogic Corporation’s assets that could have a material effect on its financial statements.

Dialogic Corporation had been a private company with limited accounting personnel and other resources for designing and implementing Internal Controls. In connection with the audit of Dialogic Corporation’s financial statements for the year ended December 31, 2009, Dialogic Corporation’s management and KPMG Canada identified a “material weakness,” as defined under the SEC rules and regulations. The following material weakness was identified, which results from the accumulation of certain significant deficiencies identified during the audit: ineffective processes and controls over the accounting for and reporting of transactions in the sales and inventory processes. Specifically, it was noted that there was a lack of sufficient accounting and finance personnel to perform in-depth analysis and review of accounting matters within the timeframes set by Dialogic Corporation’s management for finalizing its financial statements. This deficiency resulted in certain adjustments to the amounts or disclosures of the following items: revenues and deferred revenue; inventories; warranty provisions; net income and accumulated deficit. In addition, the following “significant deficiencies” were identified: a lack of methodology for determining sales returns other than stock rotation; inadequate methodology for determining warranty provision; cut-off errors in timing of revenue recognition; and incomplete methodology for determining inventory obsolescence.

We previously provided KPMG Canada with a copy of this report and requested that KPMG Canada provide a letter addressed to the SEC stating whether it agreed with the foregoing statements. A copy of this letter from KPMG Canada, dated November 12, 2010, was filed as Exhibit 16.1 to our Current Report on Form 8-K, filed with the SEC on November 15, 2010, and is incorporated herein by reference.

On November 9, 2010, the Audit Committee decided to engage KPMG LLP, located in the United States, or KMPG US, as our independent registered public accounting firm as of that date. KPMG US had been our independent registered public accounting firm prior to the consummation of the Business Combination. During our fiscal years ended December 31, 2009 and 2008, and in our subsequent interim period from January 1, 2010 through November 9, 2010 (i) there were no disagreements with KPMG US on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG US’s satisfaction, would have caused KPMG US to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 4.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2011 (except as noted) by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) each of those persons or groups of affiliated persons known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Eicon Dialogic Investment SRL(2)	6,255,817	20.0%
C/O Cidel Bank and Trust Inc. 1 Financial Plaza, Lower Collymore Rock St. Michael, NN11000 Barbados, West Indies
ApS Kbus 17 nr. 2101(3)	3,702,933	11.8%
Vedbaek Strandvej 321 DK-2950, Vedbaek Denmark
GW Invest ApS(4) Mosehoejvej 3B DK-2920, Charlotenlund Denmark	3,702,933	11.8%
TowerBrook Investors L.P. Park Avenue Tower 65 East 55th Street, 27th Floor New York, NY 10022	2,309,445	7.4%
Entities Affiliated with ECI Telecom Ltd.(5) 30 Hasivim Street Petah Tikva 49133, Israel	2,215,777	7.1%
Entities Affiliated with Tennenbaum Capital Partners, LLC(6) 2951 28th Street, Suite 1000 Santa Monica, CA 90405	2,046,898	6.5%
Pierre McMaster 136 Fairways, Durants Christ Church Barbados, West Indies	1,840,425	5.9%
Entities Affiliated with Oak Investment Partners(7) One Gorham Island Westport, CT 06880	1,561,565	5.0%

Executive Officers and Directors
Nick Jensen(4)	3,702,933	11.8%
Hazen Ben-Gacem(2)	6,255,817	20.0%
Alex Guira(2)	6,255,817	20.0%
Dion Joannou (8)	76,464	*
Mikael Konnerup(3)	3,702,933	11.8%
Douglas Sabella(9)	325,550	1.0%
W. Michael West(10)	14,125	*
Rajneesh Vig(6)	2,046,898	6.5%
Albert Wood(11)	58,900	*
Eric Schlezinger(12)	26,469	*
William R. Rohrbach(13)	—	*
All executive officers and directors as a group (12 persons)(14)	16,371,623	52.4%

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 31,264,091 shares outstanding on March 31, 2011, adjusted as required by rules promulgated by the SEC.

(2)	Mr. Guira, currently a member of the our Board, is Co-Head of Investcorp Bank B.S.C.’s Technology Investment Group for Investcorp Bank B.S.C., and Mr. Ben-Gacem, also currently a member of the our Board, is Co-Head of Investcorp Bank B.S.C.’s Technology Investment Group for Investcorp Bank B.S.C. Sipco Holdings Limited is the ultimate parent of the entities that manage the Investcorp Technology Investment Group partnerships that indirectly own Eicon Dialogic Investment SRL. Messrs. Guira and Ben-Gacem disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(3)	Mr. Jensen, currently the Chairman of our Board and our Chief Executive Officer, owns and controls ApS Kbus 17 nr. 2101 and may be deemed to beneficially own these shares.

(4)	Mr. Konnerup, currently a member of tour Board, owns and controls GW Invest ApS and may be deemed to beneficially own these shares.

(5)	Consists of 2,188,439 shares held by ECI Telecom, Ltd. and 27,338 shares held by ECI Telecom NGTS Inc. ECI Telecom Ltd. and ECI Telecom NGTS Inc., or, together, ECI, have been acquired by affiliates of the Swarth Group and certain funds that have appointed Ashmore Investment Management Limited as their investment manager who maintains dispositive and/or voting power. Dror Nahumi, a former member of our Board, was previously employed by ECI. However, Mr. Nahumi resigned from his employment with ECI effective September 16, 2008 and resigned from our Board effective as of October 1, 2010.

(6)	Consists of 607,388 shares held by Special Value Enhancement Fund, LLC (“SVEF”) and 1,439,510 held by Special Value Opportunity Fund, LLC (“SVOF”). Tennenbaum Capital Partners, LLC (“TCP”) serves as investment advisor to both SVEF and SVOF. Mr. Vig, currently a member of our Board, is a partner at TCP. Mr. Vig disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(7)	Consists of 1,536,892 shares held by Oak Investment Partners X, Limited Partnership and 24,673 shares held by Oak X Affiliates Fund, Limited Partnership.

(8)	Consists of 76,464 shares issuable upon the exercise of options exercisable within 60 days after March 31, 2011.

(9)	Consists of 10,000 shares held in Mr. Sabella’s 401(k) account; 294,000 shares issuable upon the exercise of options exercisable within 60 days after March 31, 2011; 5,550 shares issued on January 31, 2011 upon the vesting of a restricted stock unit grant and 16,000 shares issued on February 24, 2011 upon the vesting of a restricted stock unit grant.

(10)	Includes 8,625 shares issuable upon the exercise of options exercisable within 60 days after March 31, 2011.

(11)	Includes 30,000 shares issuable upon the exercise of options exercisable within 60 days after March 31, 2011.

(12)	Includes 23,037 shares issuable upon the exercise of options exercisable within 60 days after March 31, 2011.

(13)	As of March 31, 2011, Mr. Rohrbach held no shares of our common stock or options exercisable within 60 days after March 31, 2011.

(14)	Includes 562,560 shares issuable to our directors and executive officers upon the exercise of options exercisable within 60 days after March 31, 2011.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10.0% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10.0% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10.0% beneficial owners were complied with.

EXECUTIVE OFFICERS OF THE COMPANY

Our executive officers, their ages and their positions as of March 31, 2011, are as follows:

Name	Age	Position(s)
Nick Jensen*	48	Chairman of the Board and Chief Executive Officer
Douglas A. Sabella*	53	President, Chief Operating Officer and Director
Kevin Cook	53	Executive Vice President, Worldwide Field Operations
Jean Gagnon	50	Acting Chief Financial Officer, Principal Accounting Officer and Principal Financial Officer
Anthony Housefather	41	Executive Vice President and Chief Administrative Officer
William R. Rohrbach	62	Former Vice President, Worldwide Sales
Eric C. Schlezinger	44	Executive Vice President, General Counsel and Corporate Secretary
Albert J. Wood	54	Former Chief Financial Officer

*	The biographies of Messrs. Jensen and Sabella can be found under the section entitled “Proposal No. 1—Election of Directors.”

Kevin Cook has served as our Executive Vice President, Worldwide Field Operations since October 2010. Prior to his current position, Mr. Cook served as Dialogic Corporation’s Senior Vice President, Worldwide Sales and Support since October 2008. From January 2005 to August 2008 Mr. Cook served as Vice President, North America at Avaya Inc., and from 2003 to 2004 as Vice-President of Avaya Global Services.

Jean Gagnon has served as our Acting Chief Financial Officer, Principal Accounting Officer and Principal Financial Officer since February 2011. Prior to his current position, Mr. Gagnon served as Executive Vice-President and Chief Financial Officer of Dialogic Corporation since April 2002. From June 2001 to April 2002 he served as Corporate Controller for Dialogic Corporation. Prior to joining Dialogic Corporation, Mr. Gagnon served as Corporate Controller of Guillevin International from July 1992 through April 2000 and as Finance and Administrative Director at Cenit America from May 2000 to June 2001.

Anthony Housefather has served as our Executive Vice President and Chief Administrative Officer since October 2010. Prior to his current position, Mr. Housefather served as Dialogic Corporation’s Executive Vice President, Corporate Affairs, General Counsel and Corporate Secretary since October 2007. From April 2001 to October 2007 he served as Dialogic Corporation’s Vice President, Legal and Contracts and Corporate Secretary, from December 1998 to April 2001, as Dialogic Corporation’s Director of Contract and Program Management and as Dialogic Corporation’s Legal Department Manager between August 1997 and December 1998. He has also served as project manager for Dialogic Corporation’s integration of Intel’s media and signaling business in 2006, EAS and its subsidiaries in 2007 and NMS Communications Corporation’s Communications Platform business in 2008. Mr. Housefather served on the board of directors of Dialogic Corporation between November 2000 and February 2002 and was an officer of Dialogic when it filed for protection under the CCAA in 2002.

William R. Rohrbach served as our Vice President of Worldwide Sales from July 2008 to August 31, 2010. From August 2007 to July 2008, Mr. Rohrbach served as our Vice President of Strategy and Business Development. From November 2004 to August 2007, Mr. Rohrbach was Vice President and Key Account Manager for the Verizon Group at LM Ericsson, a public telecommunications equipment company with over 80,000 employees. From November 2003 to November 2004, Mr. Rohrbach was Vice President North American Sales at Terayon Inc., a provider of network equipment to the cable industry. Prior to joining Terayon, Mr. Rohrbach spent more than 30 years at AT&T and Lucent Technologies where he held a variety of Executive positions in Product Management, Sales and Business Development.

Eric C. Schlezinger has served as our General Counsel since September 2005. Prior to joining Dialogic, Mr. Schlezinger was Assistant General Counsel and Director of Human Resources for Tumbleweed Communications Corp. from February 2000 through September 2005. From January 1996 through February 2000, Mr. Schlezinger held various roles within the legal department at Roche Bioscience, a division of Syntex (U.S.A.) Inc.

Albert J. Wood served as our Chief Financial Officer from April 2005 to March 4, 2011. From October 2002 to November 2004, Mr. Wood served as chief financial officer of PalmSource, a provider of operating system software for handheld devices, and from December 2002 to November 2004 served as their Treasurer. From March 2001 to October 2002, Mr. Wood was chief financial officer of Insignia Solutions, Inc., a provider of Java virtual machine software. From June 1999 to March 2001, Mr. Wood was the chief financial officer of Cohera Solutions, a catalog management and content integration software provider acquired by PeopleSoft, Inc. in August 2001.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The following table shows, for the fiscal years ended December 31, 2010 and 2009, compensation awarded to or paid to, or earned by our current Chief Executive Officer, our former Chief Executive Officer (currently our President and Chief Operating Officer) and our two other most highly compensated executive officers at December 31, 2010, and one former executive officer, or, collectively, the Named Executive Officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Award(1) ($)	Stock Award(2) ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Nick Jensen	2010	$124,971	(3)	—		—	—	—		—		$124,971
Chairman of the Board of Directors and Chief Executive Officer

Douglas A. Sabella	2010	$363,750		$85,000	(4)	—	$91,020	—		—		$539,770
President and Chief Operative Officer	2009	$300,000		—		—	—	—		—		$300,000

Albert J. Wood(5)	2010	$295,000		—		—	—	—		—		$295,000
Chief Financial Officer	2009	$295,000		—		—	—	$88,500	(6)	—		$383,500

Eric C. Schlezinger(7)	2010	$235,000		$35,000	(4)	—	$42,840	—		—		$312,840
Executive Vice President and General Counsel

William R. Rohrbach(8)	2010	$150,000		—		$16,400	—	—		$162,220	(9)	$328,620
Former Vice President, Worldwide Sales	2009	$225,000		—		—	—	—		$102,596	(10)	$327,596

(1)	The dollar amounts in this column represent the aggregate grant date fair value of stock option awards granted pursuant to our equity compensation plans in the year ended December 31, 2010. These amounts have been calculated in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock options were forfeited by any of our Named Executive Officers during 2010. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(2)	The dollar amounts in this column represent the aggregate grant date fair value of stock awards granted pursuant to our equity compensation plans in the year ended December 31, 2010. These amounts have been calculated in accordance with FASB ASC Topic 718.

(3)	Converted from Canadian dollar payment to U.S. dollars at exchange rate in effect on December 31, 2010. Consists of compensation paid to Mr. Jensen for his services as our Chief Executive Officer commencing on the effective date of the Business Combination.

(4)	Consists of a one-time bonus paid in March 2010.

(5)	Mr. Wood’s employment with the Company terminated on March 4, 2011.

(6)	Consists of a one-time bonus for 2009 performance guaranteed in Mr. Wood’s amended employment letter from August 2008 and paid in March 2010.

(7)	Mr. Schlezinger became an executive officer as of October 1, 2010 following the Business Combination. Compensation listed herein, however, includes compensation earned by Mr. Schlezinger throughout 2010.

(8)	Mr. Rohrbach’s employment with the Company terminated on August 31, 2010.

(9)	Consists of $150,000 paid to Mr. Rohrbach as part of his severance arrangement with the Company and $12,220 paid to Mr. Rohrbach for sales commissions earned in 2010.

(10)	Consists of sales commissions earned in 2009.

Narrative to Summary Compensation Table

Employment Agreements

We have entered into employment agreements with our current executive officers, as further described below.

Nick Jensen. On December 30, 2010, we entered into a service agreement, or the Jensen Agreement, with Nick Jensen, our Chief Executive Officer, effective as of October 1, 2010. The Jensen Agreement has an initial term ending on December 31, 2012, and may be renewed with the written agreement of us and Mr. Jensen. The Jensen Agreement may be terminated with six months notice by either us or Mr. Jensen, or without notice to the extent either we or Mr. Jensen materially breach the terms of the Jensen Agreement. In addition, Mr. Jensen’s employment with us will automatically terminate at the end of the month in which he reaches 70 years of age. Under the terms of the Jensen Agreement, Mr. Jensen is entitled to an annual base salary of CAD $500,000 and an annual bonus of up to 100% of his base salary at the discretion of the Board.

Doug Sabella. On December 30, 2010, we entered into an amended and restated employment agreement, or the Sabella Agreement, with Doug Sabella, our President and Chief Operating Officer, effective as of October 1, 2010. Under the terms of the Sabella Agreement, Mr. Sabella is entitled to an annual base salary of $405,000 and will be eligible to receive an annual incentive bonus of up to 50% of his annual base salary at the Board’s discretion based on achievement of performance objectives established by the Board and the Chief Executive Officer.

Albert J. Wood. We entered into an offer letter agreement with Mr. Wood on April 13, 2005, which was subsequently amended on April 21, 2006 and September 8, 2008, or the Offer Letter. The Offer Letter provides for an annual base salary of $295,000, as well as other customary benefits and terms. In addition, Mr. Wood was entitled to receive an annual bonus, commencing in 2009, of up to 35% of his annual salary, but at least 30% of his annual salary, if he met targets based on annual revenues and operating expenses. The Offer Letter also provides for a onetime bonus of $88,500 paid in March 2010. Pursuant to the terms of the Offer Letter, Mr. Wood received a stock option to purchase 60,000 shares of our common stock at an exercise price of $5.70 per share and a grant of 50,000 restricted stock units. However, Mr. Wood’s employment with us terminated as of March 4, 2011, or the Separation Date.

Eric Schlezinger. On December 30, 2010, we entered into an amended and restated employment agreement, or the Schlezinger Agreement, with Eric Schlezinger, our executive vice president, general counsel and secretary, effective as of October 1, 2010. Under the terms of the Schlezinger Agreement, Mr. Schlezinger is entitled to an annual base salary of $265,000 and will be eligible to receive an annual incentive bonus of up to 35% of his annual base salary at the Board’s discretion based on achievement of performance objectives established by the Board and the Chief Executive Officer.

William R. Rohrbach. We entered into an offer letter agreement with Mr. Rohrbach on August 1, 2007 and had his variable salary changed effective as of July 18, 2008. The offer letter, as amended, provides for an annual base salary of $225,000, as well as other customary benefits and terms. In addition, Mr. Rohrbach was entitled to receive commissions, commencing in July 2008 when Mr. Rohrbach became the Vice President of Worldwide Sales, in an annual amount equal to $225,000 in accordance with our sales compensation plan based on annually assigned quotas. Mr. Rohrbach’s commission for 2009 was completely based on commissions for sales made by our sales organization. Pursuant to the terms of the offer letter agreement, as amended, Mr. Rohrbach received a grant of 7,000 restricted stock units. The restricted stock units vest in four equal annual amounts on the first, second and third anniversaries of Mr. Rohrbach’s hire date. On August 31, 2010, we entered into a Separation Agreement with Mr. Rohrbach, or the Rohrbach Separation Agreement. Pursuant to the Rohrbach Separation Agreement, we agreed to make six lump sum payments to Mr. Rohrbach, each in the amount of $37,500, together with up to 12 months of premiums necessary to continue his current health insurance coverage less standard withholdings and deductions. In addition, we agreed to make a one time lump sum payment of $5,500 to Mr. Rohrbach in lieu of all commission payments he would otherwise be entitled to.

Equity Awards

See “Outstanding Equity Awards at December 31, 2010” below for the terms of stock options and stock awards granted to our Named Executive Officers in 2009 and 2010.

Benefits

Our core benefits, such as our basic health benefits, 401(k) program and life insurance, are designed to provide a stable array of support to employees and their families throughout various stages of their careers, and are provided to all employees regardless of their individual performance levels. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers. Other than as described in this section, we do not provide any special perquisites or health or welfare benefits to our Named Executive Officers that are not available to all of our employees.

Post-Employment Compensation and Change of Control Benefits

Employment Agreements

We have entered into employment agreements with certain of our Named Executive Officers that require us to make payments upon termination or constructive termination either before or after a change in control of the Company. These arrangements are discussed below. In order to be eligible for any benefits, our executives must be terminated without “cause” or voluntarily terminate their employment for “good reason” and will be required to sign a standard release agreement releasing claims against us and agreeing to the continued applicability of confidentiality and intellectual property agreements. We have selected this trigger as we feel it is a customary term of executive employment at comparable companies in our peer group. Additionally, we have provided enhanced benefits in the event that our executives are terminated within 12 months following a “change in control.” We believe that the enhanced benefits provided following a change in control are necessary to ensure that we can secure the service of our executives up to and through any potential change in control transaction.

Unless otherwise indicated in the descriptions below, in each of these employment agreements, (1) “cause” is defined as one or more of the following events: (i) executive’s conviction of a felony, (ii) executive’s commission of any act of fraud with respect to the Company, (iii) any intentional misconduct by executive that has a materially adverse effect upon our business that is not cured by executive within 30 days of a written notice, (iv) a breach by executive of any of executive’s fiduciary obligations as an officer that has a materially adverse effect upon our business that is not cured by executive within 30 days of a written notice, or (v) executive’s willful misconduct or gross negligence in performance of his duties, including executive’s refusal to comply in any material respect with the legal directives of such executive’s superior so long as such directives are not inconsistent with executive’s position or duties, that are not cured by executive within 30 days of a written notice; (2) “good reason” is defined as any one of the following events, which occurs without the executive’s consent: (i) reduction of the executive’s then current base salary, (ii) any material diminution of the executive’s duties, responsibilities or authority (excluding certain specific situations), or (iii) any requirement that the executive relocate to a work site more than 25 miles from our current location; and (3) “change in control” is defined as any of the following: (i) a sale or other disposition of all or substantially all of our assets, (ii) a merger or other reorganization, in which our shareholders immediately prior to such transaction own less than 50% of the voting power of the surviving corporation, or (iii) any transaction or series of transactions, in which in excess of 50% of our voting power is transferred.

Nick Jensen. The compensation payable to Mr. Jensen in the event of the termination of his employment agreement with us varies depending on the nature of the termination. In the event (i) we terminate the Service Agreement without cause or (ii) Mr. Jensen terminates the Service Agreement as a result of our failure to meet our obligations under the Service Agreement, Mr. Jensen will receive a lump-sum cash payment equal to 18 months of his then-current base salary. Pursuant to his agreement, Mr. Jensen is subject to customary confidentiality obligations during the term of employment and thereafter

Douglas A. Sabella. The compensation payable to Mr. Sabella in the event of the termination of his employment agreement with us varies depending on the nature of the termination. In the event (i) we terminate Mr. Sabella’s employment without cause or (ii) Mr. Sabella resigns for good reason, Mr. Sabella will receive a lump-sum cash payment equal to 12 months of his then-current base salary and cash payments made over time in an amount equal to the cost of continuing health insurance benefits for up to 12 months upon Mr. Sabella’s election of COBRA continuation coverage, or, collectively, the Sabella Severance Benefits. In each case, receipt of the Sabella Severance Benefits by Mr. Sabella is subject to (i) his continued compliance with the obligations under his proprietary information and invention agreement with us while receiving such severance benefits, (ii) the execution of a general release in our favor, and (iii) his resignation from the Board if he is a member at the time of termination. In addition, if we terminate Mr. Sabella’s employment without cause or Mr. Sabella resigns for good reason either (i) on or before September 30, 2011 or (ii) on or within 12 months of a change of control, Mr. Sabella will receive full vesting of his employee stock options to purchase shares of our common stock on the effective date of such termination in addition to the Sabella Severance Benefits described above.

Eric C. Schlezinger. In the event (i) we terminate Mr. Schlezinger’s employment without cause or (ii) Mr. Schlezinger resigns for good reason, Mr. Schlezinger will receive a lump-sum cash payment equal to six months of his then-current base salary and cash payments made over time in an amount equal to the cost of continuing health insurance benefits for up to six months upon Mr. Schlezinger’s election of COBRA continuation coverage, or, collectively, the Schlezinger Severance Benefits. In each case, receipt of the Schlezinger Severance Benefits by Mr. Schlezinger is subject to (i) his continued compliance with the obligations under his proprietary information and invention agreement with us while receiving such severance benefits, (ii) the execution of a general release in our favor, and (iii) his resignation from the Board if he is a member at the time of termination. In addition, if we terminate Mr. Schlezinger’s employment without cause or Mr. Schlezinger resigns for good reason either (i) on or before September 30, 2011 or (ii) on or within 12 months of a change of control, Mr. Schlezinger will receive full vesting of his employee stock options to purchase shares of our common stock on the effective date of such termination in addition to the Schlezinger Severance Benefits described above.

Separation Agreements

Albert J. Wood. Pursuant to the terms of a Transition and Separation Agreement entered between us and Mr. Wood on December 9, 2010, or the Separation Agreement, Mr. Wood has received or will receive: (i) severance in an aggregate amount equal to 100% of Mr. Wood’s annual base salary, subject to withholdings and deductions, payable on or about September 5, 2011; (ii) acceleration of all outstanding equity awards as of March 4, 2011; provided, however, that the shares underlying accelerated restricted stock units will not be released until after September 5, 2011; (iii) a one-time lump sum retention bonus payment equal to $25,000; (iv) a lump-sum payment equal to the applicable premium payable for 12 months to continue group health insurance coverage for Mr. Wood and his covered dependents on the same coverage terms as provided to Mr. Wood on the Separation Date.

William R. Rohrbach. As described above, we entered into the Rohrbach Separation Agreement with Mr. Rohrbach on August 31, 2010. Pursuant to the Rohrbach Separation Agreement, we agreed to make six lump sum payments to Mr. Rohrbach, each in the amount of $37,500, together with up to 12 months of premiums necessary to continue his current health insurance coverage less standard withholdings and deductions. In addition, we agreed to make a one time lump sum payment of $5,500 to Mr. Rohrbach in lieu of all commission payments he would otherwise be entitled to. As a condition of receiving these payments, Mr. Rohrbach provided a general release of claims against us.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

The following table shows certain information regarding equity awards outstanding at fiscal year end for the Named Executive Officers. Messrs. Jensen and Rohrbach, our Chairman and Chief Executive Officer and our former Vice President Worldwide Sales, respectively, had no equity awards as of December 31, 2010.

Name		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Douglas A. Sabella	(2)	71,006	—	$5.20	1/10/2015	—	—
	(2)	222,994	—	$5.20	1/10/2015	—	—
	(3)	—	—	—	—	22,200	$87,690
Albert J. Wood(5).	(2)	21,052	—	$5.70	4/20/2015	—	—
	(2)	8,948	—	$5.70	4/20/2015	—	—
	(4)	—	—	—	—	12,500	$49,375
Eric C. Schlezinger	(2)	6,600	—	$8.10	11/17/2014	—	—
	(2)	3,000	—	$30.90	10/11/2016	—	—
	(2)	8,750	6,250	$7.20	8/26/2018	—	—
	(3)	—	—	—	—	10,200	$40,290

(1)	The market value of the unvested shares has been calculated based on the closing price of our common stock as quoted on the NASDAQ Global Market on December 31, 2010 of $3.95 per share.

(2)	Represents fully vested but unexercised stock option awards as of December 31, 2010.

(3)	Restricted Stock Units vest in four equal installments of 5,550 each on January 31, 2011, 2012, 2013 and 2014.

(4)	Unvested portion of Restricted Stock Units vest in two installments of 6,250 shares on each of August 18, 2011 and August 18, 2012. As of March 4, 2011, pursuant to the Separation Agreement, the vesting of these restricted stock units were accelerated; provided, however, that the shares underlying such restricted stock units will not be released until after September 5, 2011.

(5)	As of March 4, 2011, Mr. Wood’s employment with the Company terminated.

DIRECTOR COMPENSATION

BOARD AND COMMITTEE FEES AND AWARDS

For the first three quarters of the year ended December 31, 2010, we paid an annual cash compensation to each non-employee director who could not exercise voting power over 10% or more of our common stock, or an eligible director) as follows:

•	an annual retainer of $10,000 per year;

•	an additional retainer of $35,000 per year to the chairman of the Audit Committee;

•	an additional retainer of $10,000 per year to each of the chairmen of the Compensation Committee and Nominating Committee; and

•	an additional retainer of $5,000 per year to each non-chair committee member.

In addition, we reimbursed our non-employee directors for all reasonable expenses incurred in attending meetings of the Board and its committees.

In April 2011, our Board approved a new compensation structure for eligible directors for 2011 as follows:

•	each non-employee director who joins the Board after the Annual Meeting will receive an annual retainer of $45,000;

•	the lead independent director will receive an additional annual retainer of $22,500;

•	the chairman of each of the Audit Committee, Compensation Committee and Nominating Committee will also receive an annual retainer of $25,000, $15,000 and $10,000, respectively;

•	each non-chair committee member of the Audit Committee, Compensation Committee and Nominating Committee will also receive an annual retainer of $10,000, $7,500 and $5,000, respectively.

In addition, we will continue to reimburse our eligible directors for all reasonable expenses incurred in attending meetings of the Board and its committees.

The annual retainer and fees under the new compensation structure are intended to be paid quarterly, in arrears, and pro-rated for any partial quarters of service. However, since October 1, 2010, Mr. West has received no cash retainer for his service. Therefore, the Board has approved a one-time payment to Mr. West in the amount of $18,125, reflecting a pro-rata payment, based on the new compensation structure set forth above, for that quarter of service. In addition, on the date of the Annual Meeting, we will pay each eligible director the cash compensation they would have received on March 31, 2011 if the new compensation structure had been adopted prior to such date, with the balance of the annual retainers and fees paid thereafter on the schedule established under the new policy.

Prior to the amendment of our 2006 Plan by our Board in April 2011, the 2006 Plan provided for the automatic grant of options to purchase shares of common stock to our non-employee directors, and our eligible non-employee directors who could exercise voting power over 10% or more of our common stock waived their rights to these grants. Specifically, each new eligible Board member received, at the time of his or her initial election or appointment to the Board, an option to purchase 5,000 shares of our common stock and on the date of each annual meeting of stockholders, each continuing eligible director received an option to purchase 4,000 shares of common stock.

In April 2011, the Board amended the 2006 Plan to eliminate the automatic grant provisions in the 2006 Plan, and adopted a new director compensation policy, which includes the cash payments above. Under this new policy, and regardless of whether the stockholders approve the increase in the number of shares subject to the reserve of the 2006 Plan, each new eligible director will receive, at the time of his or her initial election or appointment to the Board, a restricted stock unit award covering a number of shares having, on the date of grant, a fair market value equal to $180,000, and vesting over three years, and on the date of each annual meeting of stockholders, each continuing eligible director will receive a restricted stock unit award covering a number of shares having, on the date of grant, a fair market value equal to $90,000, and vesting over one year.

Messrs. Jensen and Sabella, our Chief Executive Officer and President and Chief Operating Officer, respectively, are not separately compensated for their services as members of the Board.

CONSULTING ARRANGEMENT

Prior to the Business Combination, Dialogic Corporation entered into a consulting arrangement with Mr. Joannou pursuant to which he provided consulting services to the senior management team. Following the Business Combination, Mr. Joannou has continued to provide consulting services under this consulting arrangement. Pursuant to the consulting arrangement, Mr. Joannou is entitled to receive $7,500 per day for his consulting services. Mr. Joannou’s consulting agreement with Dialogic Corporation also includes specific confidentiality, intellectual property ownership, non-compete and non-solicitation provisions. Mr. Joannou received no consulting fees pursuant to this arrangement for the portion of 2010 during which he was a member of our Board.

DIRECTOR COMPENSATION TABLE FOR FISCAL 2010

The following table shows for the fiscal year ended December 31, 2010 certain information with respect to the compensation of all of the non-employee directors:

Name	Fees Earned or Paid in Cash(1)		Option Awards(2)(3)	All Other Compensation ($)		Total(7)
Bob L. Corey	$41,250	(4)	$16,240	$—		$57,4900
Promod Haque.	—		11,430	13,031	(5)	24,461
Pascal Levensohn	—		11,430	13,031	(5)	24,461
Dror Nahumi	—		11,430	13,031	(5)	24,461
W. Michael West	30,000	(6)	16,240	—		46,240
Hazem Ben-Gacem	—		—	—		—
Alex Guira	—		—	—		—
Dion Joannou	20,625		—			20,625
Mikael Konnerup	—		—	—		—
Rajneesh Vig	—		—	—		—

(1)	Consists of fees earned for Board and committee meeting attendance.

(2)	The dollar amounts in this column represent the aggregate grant date fair value of stock option awards granted pursuant to our equity compensation plans in the year ended December 31, 2010. These amounts have been calculated in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(3)	The following stock options were outstanding as of December 31, 2010: Mr. Corey, 82,250; Mr. Haque, 11,000; Mr. Nahumi, 4,000; Mr. Levensohn, 15,000; Mr. Joannou, 127,233, and Mr. West, 15,000. Mr. West also had 500 restricted stock units outstanding subject to vesting as of December 31, 2010.

(4)	Effective as of December 4, 2010, Mr. Corey resigned from the Board and all committees of the Board.

(5)	Represents the value of the acceleration of the vesting of each of Messrs. Haque’s, Levensohn’s and Nahumi’s outstanding stock options in connection with the Business Combination. This amount is calculated by aggregating the sums determined by multiplying, for each award, (i) the number of accelerated stock options, times (ii) the difference between (a) the closing price per share ($6.65) of our common stock on October 1, 2010, the date of the closing of the Business Combination, and (b) the option exercise price per share.

(6)	Mr. West received $22,500 of his cash compensation during 2010, with the remainder paid in 2011.

(7)	In the case of Messrs. Haque, Levensohn, and Nahumi the total compensation includes both the grant date fair value of stock options awarded pursuant to our equity compensation plans in the year ended December 31, 2010, calculated in the manner set forth in note 2 above without reducing the grant date fair value by the value of the shares accelerated in connection with the Business Combination, and the value of acceleration of options set forth in note 5 above .

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

Pursuant to our written Code of Conduct and Ethics, our executive officers and directors (or immediate family members or affiliates of our executive officers and directors) are not permitted to enter into any transactions with our company without the approval of either our Audit Committee, pursuant to the provisions set forth in the Audit Committee charter, or our Board. In approving or rejecting such proposed transactions, the Audit Committee or Board, as applicable, shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee or Board, as applicable, including but not limited to the risks, costs and benefits to us, the terms of the transactions, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee and/or Board shall approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee or Board determines in the good faith exercise of its discretion. We have designated a compliance officer to generally oversee compliance with our Code of Conduct and Ethics.

The employment agreements with our current executive officers and the indemnification agreements with our executive officers and directors, each as described below, were approved in advance by the Board in accordance with the Code of Conduct and Ethics. All of the other transactions described below were entered into prior to the adoption of our Code of Conduct and Ethics or were entered into by Dialogic Corporation prior to the Business Combination and were updated as part of the Business Combination. Each of the transactions described below were approved by the Board.

CERTAIN RELATED-PERSON TRANSACTIONS

Employment Agreements

We have entered into employment agreements with our current executive officers, as further described in the section entitled “Executive Compensation—Narrative to Summary Compensation Table—Employment Agreements” and “Executive Compensation—Post-Employment Compensation and Change of Control Benefits—Employment Agreements.”

Stock Option and Stock Award Grants to Executive Officers and Directors

We have granted stock options and/or stock awards to our executive officers and non-employee directors. See “Executive Compensation.”

Indemnification Agreements with Executive Officers and Directors

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

Director and Officer Liability Insurance

Liberty International Underwriters, an affiliate of Liberty Mutual Insurance Company, a beneficial owner of more than five percent of our common stock in 2009 and during part of 2010, provided the first $5 million in Director and Officer Liability insurance for the period from April 2007 to April 2008 and for the period from April 2008 to April 2009. The total cost for this insurance was $145,000 and $100,000 for each period, respectively. As of December 31, 2010, Liberty Mutual Insurance Company no longer held any shares of our common stock.

Agreements with Tennenbaum Capital Partners

In connection with the Business Combination, on October 1, 2010, we entered into a second amended and restated credit agreement dated as of October 1, 2010, as amended, or the Term Loan Agreement, with Obsidian, LLC, as agent, and SVEF, SVOC and Tennenbaum Opportunities Partners V, LP, as lenders, or, collectively, the Term Lenders. TCP, a private equity firm, manages the funds of the Term Lenders. TCP also owns approximately 6.5% of our common stock as of December 31, 2010 and has held such interests in Dialogic Corporation since 2006. Mr. Vig, a Managing Partner for TCP, currently serves as a member of our Board, and during the year ended December 31, 2009, a Managing Partner for TCP also served as a member of Dialogic Corporation’s board of directors. We incurred costs of $2.6 million paid to the Term Lenders in connection with the Term Loan Agreement, which was capitalized as debt issuance costs as of October 1, 2010.

As of December 31, 2010, we owed long-term debt to the Term Lenders in the amount of $89.9 million, representing the largest aggregate amount of principal outstanding during 2010, and interest payable of $3.0 million under the Term Loan Agreement. As of March 31, 2011, we owed $89.9 million in principal to the Term Lenders under the Term Loan Agreement. For the year ended December 31, 2010, we recorded interest expense of $13.0 million related to the Term Loan Agreement, of which $1.4 million related to capitalized payment-in-kind interest, and $3.1 million of amortization charges for deferred debt issuance costs paid to the Term Lenders. For the year ended December 31, 2010, we paid $9.1 million related to the interest expense to the Term Lenders. In addition, during the year ended December 31, 2010, we paid the Term Lenders $2.6 million related to debt issuance costs. We did not repay any principal to the Term Lenders in the year ended December 31, 2010.

The term loans bear interest, payable in cash, at a rate per annum equal to LIBOR (but in no event less than 2%) plus an applicable margin. The margin, which is currently 11%, is based on our consolidated net leverage ratio. Upon the occurrence and continuance of an event of default, the term loans will bear interest at a default rate equal to the applicable interest rate plus 2%. At December 31, 2010, the interest rate was 13% on the aggregate of the term loans.

Stockholder Loans

Prior to the Business Combination, Dialogic Corporation entered into certain long-term loan agreements certain members of its board of directors and officers. These loans remain outstanding following consummation of the Business Combination. At each of December 31, 2010 and 2009, we had $3.0 million in long-term debt payable to certain of our stockholders, including entities affiliated with Mr. Jensen, our Chief Executive Officer, and Messrs. Ben-Gacem, Guira, Konnerup and Vig,

members of our Board, bearing interest at an annual rate of 20% compounded monthly in form of a payment-in-kind and repayable six months from the maturity date of the Term Loan Agreement, which would be in March 2014. As of March 31, 2011, we had $4.1 million (including accrued interest) in long-term debt payable to such stockholders. During the years ended December 31, 2010 and 2009, we recorded interest expense of $0.7 million and $0.2 million, respectively, related to these shareholder loans. We did not repay any principal to such stockholders in the year ended December 31, 2010. There are no covenants or cross default provisions associated with these loans. In the event that we consummate an equity financing before the loans are repaid, such stockholders may, at their option, convert the entire loan amount, including accrued payment in kind interest payable, into equity at the same rate and terms agreed to with other investors. This option will apply solely to the first equity financing event consummated after October 1, 2010.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Dialogic stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker. Direct your written request to Dialogic’s Corporate Secretary at 926 Rock Avenue, San Jose, CA 95131, or by telephone at (408) 750-9400. If you revoke your consent, we will promptly deliver to you a separate copy of the proxy materials. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Eric C. Schlezinger

Eric C. Schlezinger

Corporate Secretary

May 6, 2011

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2010 is available without charge upon written request to: Corporate Secretary, Dialogic Inc., 926 Rock Avenue, San Jose, CA 95131.

ANNEX A

DIALOGIC INC.

AMENDED & RESTATED 2006 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED BY THE BOARD: APRIL     , 2011

APPROVED, AS AMENDED AND RESTATED, BY THE STOCKHOLDERS: [MAY 27, 2011]

TERMINATION DATE: JUNE 28, 2016

1. GENERAL.

(a) Successor and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the Veraz Networks, Inc. 2001 Equity Incentive Plan (the “Prior Plan”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plan. Any shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the Prior Plan shall become available for issuance pursuant to Stock Awards granted hereunder. Any shares subject to outstanding stock awards granted under the Prior Plan that expire or terminate for any reason prior to exercise or settlement shall become available for issuance pursuant to Stock Awards granted hereunder. On the Effective Date, all outstanding stock awards granted under the Prior Plan shall be deemed to be stock awards granted pursuant to the Plan, but shall remain subject to the terms of the Prior Plan with respect to which they were originally granted. All Stock Awards granted subsequent to the effective date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(c) Available Stock Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, and (vii) Other Stock Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2. ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Stock Awards; (B) when and how each Stock Award shall be granted; (C) what type or combination of types of Stock Award shall be granted; (D) the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Stock Award fully effective.

(iii) To settle all controversies regarding the Plan and Stock Awards granted under it.

(iv) To accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To effect, at any time and from time to time, with the consent of any adversely affected Participant, (1) the reduction of the exercise price of any outstanding Option or the strike price of any outstanding Stock Appreciation Right; (2) the cancellation of any outstanding Option or Stock Appreciation Right and the grant in substitution therefor of (a) a new Option or Stock Appreciation Right under the Plan or another equity plan of the Company covering the same or different number of shares of Common Stock, (b) a Restricted Stock Award, (c) a Restricted Stock Unit Award, (d) an Other Stock Award, (e) cash, and/or (f) other valuable consideration as determined by the Board in its sole discretion; or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Stock Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive Stock Awards under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of Stock Awards available for issuance under the Plan, but in each of (i) through (v) only to the extent required by applicable law or listing requirements. Except as provided above, rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(viii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (i) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (ii) Section 422 of the Code regarding Incentive Stock Options, or (iii) Rule 16b-3.

(ix) To approve forms of Stock Award Agreements for use under the Plan and to amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Stock Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Stock Award as an Incentive Stock Option or to bring the Stock Award into compliance with Section 409A of the Code and the related guidance thereunder.

(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Stock Awards.

(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (I) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Delegation to Officers. The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Options (and, to the extent permitted by Delaware law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officers, the vesting schedule for such Stock Awards, any limitations on the size of Stock Awards that may be granted, and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards granted will be on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions regarding such delegation. Notwithstanding anything to the contrary in this Section 2(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 13(v)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards under the Plan (including any Stock Awards granted under the Israeli Sub-Plan) shall be 4,543,017 shares, which includes the sum of (a) the 1,504,579 shares subject to stock awards granted under the Prior Plan as of the Effective Date that, but for the termination of the Prior Plan, would have reverted to the share reserve under the Prior Plan and (b) the 47,568 shares that were available for future grant under the Prior Plan as of the Effective Date. In addition, the number of shares of Common Stock available for issuance under the Plan shall automatically increase on January 1st of each year commencing in 2012 and ending on (and including) January 1, 2016, in an amount equal to four percent (4%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, (iii) a Stock Award is settled in cash, (iv) if any shares of Common Stock are cancelled in accordance with the cancellation and regrant provisions of Section 2(b)(v), then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”) or an appreciation distribution in respect of a Stock Appreciation Right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan.

(c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3(c), subject to the provisions of Section 9(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be 10,000,000 shares of Common Stock.

(d) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code, (ii) the Stock Awards comply with the distribution requirements of Section 409A of the Code or (iii) the Stock Awards are otherwise exempt from Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than 500,000 shares of Common Stock.

(d) Consultants. A Consultant shall be eligible for the grant of a Stock Award only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant.

5. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall conform to (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, Section 424(a) of the Code.

(c) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 5(c) are:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(d) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine, including whether the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option and receive the Common Stock or other consideration resulting from such exercise. If the Option Agreement is silent on the transferability of the Options, and in the absence of any other determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner that is not prohibited by applicable tax and securities laws upon the Optionholder’s request. Except as explicitly provided herein, an Option may not be transferred for consideration.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(e) Vesting of Options Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(g) Extension of Termination Date. An Optionholder’s Option Agreement may provide that, and for all Options granted on or after the date that this Plan is approved by the Company’s stockholders in 2011 unless otherwise provided in the Option Agreement, if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than for Cause or upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. In addition, unless otherwise provided in a Participant’s Option Agreement, if the sale of any Common Stock received upon exercise of an Option following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option as set forth in the applicable Option Agreement.

(h) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(j) Termination for Cause. In the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate immediately and cease to remain outstanding.

(k) Non-Exempt Employees. No Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Option Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(k) shall apply to all Stock Awards and are incorporated by reference herein.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company; (B) past or future services actually or to be rendered to the Company or an Affiliate; or (C) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of

Section 409A of the Code hereby incorporate terms and conditions necessary to avoid the consequences of Section 409A(a)(1) of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award.

(c) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

(ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price.

(iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi) Payment. The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and set forth in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates (other than for Cause), the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(viii) Termination for Cause. Except as explicitly provided otherwise in an Participant’s Stock Appreciation Right Agreement, in the event that a Participant’s Continuous Service is terminated for Cause, the Stock Appreciation Right shall terminate upon the termination date of such Participant’s Continuous Service, and the Participant shall be prohibited from exercising his or her Stock Appreciation Right from and after the time of such termination of Continuous Service.

(ix) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code hereby incorporate terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(d) Performance Stock Awards. A Performance Stock Award is either a Restricted Stock Award or Restricted Stock Unit Award that may be granted or may vest based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum award that may be granted to any Participant in a calendar year attributable to Performance Stock Awards described in this Section 6(d) shall not exceed the value of 500,000 shares of Common Stock. In addition, to the extent permitted by applicable law and the applicable Stock Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify. The Company shall have no duty or obligation to any holder of a Stock Award to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8. MISCELLANEOUS.

(a) Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Stock Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or that do not comply with the rules shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from a Stock Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Stock Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically, filed publicly with at www.sec.gov (or any successor website thereto), or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Stock Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Stock Award granted under the Plan is subject to Section 409A of the Code, the Stock Award Agreement evidencing such Stock Award shall incorporate the terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code, and to the extent a Stock Award Agreement is silent on a term necessary for compliance, such term is hereby incorporated by reference into the Stock Award Agreement. To the extent applicable, the Plan and Stock Award Agreements shall be interpreted to the greatest extent possible in compliance with the exemptions from and the requirements of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Stock Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Stock Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (1) exempt the Stock Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Stock Award, or (2) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance. Unless the Stock Award Agreement specifically provides otherwise, if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 4(c) and 6(d); and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in a Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received immediately prior to the effective time of the Corporate Transaction upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action with respect to all Stock Awards or portions thereof or with respect to all Participants.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant. A Stock Award may vest as to all or any portion of the shares subject to the Stock Award (i) immediately upon the occurrence of a Change in Control, whether or not such Stock Award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, or (ii) in the event a

Participant’s Continuous Service is terminated, actually or constructively, within a designated period following the occurrence of a Change in Control. In the absence of such provisions, no such acceleration shall occur.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner, the Plan shall terminate on June 28, 2016, which is the day before the tenth (10th) anniversary of the date the Plan was first adopted by the Board. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.	EFFECTIVE DATE OF PLAN.

The Plan, prior to its amendment and restatement, originally became effective on April 4, 2007, the date of the Company’s initial public underwritten offering. The Plan, as amended and restated, was approved by the Board on April     , 2011.

12.	CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Annual Meeting” means the annual meeting of the stockholders of the Company.

(c) “Board” means the Board of Directors of the Company.

(d) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(e) “Cause” means with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets;

or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board.

For avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of the Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

To the extent required for compliance with Section 409A of the Code, in no event shall a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Dialogic Inc. (formerly known as Veraz Networks, Inc.), a Delaware corporation.

(k) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(l) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an “Affiliate,” as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Board of the chief executive officer of the Company, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service shall be made, and such term shall be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(m) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

To the extent required for compliance with Section 409A of the Code, in no event shall an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(n) “Covered Employee” shall have the meaning provided in Section 162(m) of the Code.

(o) “Director” means a member of the Board.

(p) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

(q) “Effective Date” means April 4, 2007, as set forth in Section 11.

(r) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(s) “Entity” means a corporation, partnership, limited liability company or other entity.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(v) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Section 409A of the Code.

(w) “Incentive Stock Option” means an Option which qualifies as an “incentive stock option” within the meaning of Sections 409A and 422 of the Code and the regulations promulgated thereunder.

(x) “Israeli Sub-Plan” means the Company’s 2003 Israeli Share Option Plan.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z) “Nonstatutory Stock Option” means an Option that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(gg) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the

Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) margin, including gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) orders and revenue; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) stockholders’ equity; (xxxi) quality measures; (xxxii) capital expenditures; (xxxiii) debt levels; (xxxiv) operating profit or net operating profit; (xxxv) workforce diversity; (xxxvi) billings; and (xxxvii) to the extent that a Stock Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(kk) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the satisfaction of the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Stock Award, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and/or the award of bonuses under the Company’s bonus plans and (x) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(ll) “Performance Period” means one or more periods of time, which may be of varying and overlapping duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award.

(mm) “Performance Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(nn) “Plan” means this Dialogic Inc. Amended and Restated 2006 Equity Incentive Plan.

(oo) “Prior Plan” means the Company’s 2001 Equity Incentive Plan as in effect immediately prior to the Effective Date.

(pp) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(qq) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(rr) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(tt) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu) “Securities Act” means the Securities Act of 1933, as amended.

(vv) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6(c).

(ww) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(xx) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award, or any Other Stock Award.

(yy) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(zz) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) .

(aaa) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

ANNEX B

DIALOGIC INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: JUNE 29, 2006

APPROVED BY THE STOCKHOLDERS: MARCH     , 2007

AMENDED BY THE BOARD OF DIRECTORS: APRIL     , 2011

1. GENERAL.

(a) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(c) The Company intends that the Purchase Rights be considered options issued under an Employee Stock Purchase Plan.

2. ADMINISTRATION.

(a) The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 2(c).

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(v) To amend the Plan as provided in Section 13.

(vi) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the shares of Common Stock that may be sold pursuant to Purchase Rights shall not exceed in the aggregate 75,000 shares of Common Stock. In addition, the number of shares of Common Stock available for issuance under the Plan shall automatically increase on January 1st of each year, commencing in 2008 and ending on (and including) January 1, 2016, in an amount equal to the lesser of (i) one percent (1%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, or (ii) 150,000 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(b) If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

(c) The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4. GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

(c) The Board shall have the discretion to structure an Offering so that if the Fair Market Value of the shares of Common Stock on the first day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of the shares of Common Stock on the Offering Date, then (i) that Offering shall terminate immediately, and (ii) the Participants in such terminated Offering shall be automatically enrolled in a new Offering beginning on the first day of such new Purchase Period.

5. ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6. PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%) of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b) The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated earnings contributions) allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7. PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to each Purchase Date of the Offering.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

(c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

(d) Purchase Rights shall not be transferable by a Participant except by will, the laws of descent and distribution, or by a beneficiary designation as provided in Section 10. During a Participant’s lifetime, Purchase Rights shall be exercisable only by such Participant.

(e) Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

8. EXERCISE OF PURCHASE RIGHTS.

(a) On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 7(b), or is not eligible to participate in such Offering, as provided in Section 5, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering without interest.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants without interest.

9. COVENANTS OF THE COMPANY.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

10. DESIGNATION OF BENEFICIARY.

(a) At the discretion of the Company, the Offering document may permit a Participant to file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, if provided in the Offering document, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering. Any such designation shall be on a form provided by or otherwise acceptable to the Company.

(b) The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11. MISCELLANEOUS PROVISIONS.

(a) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(b) The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

(c) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

(d) A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

12. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to, outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under any ongoing Offerings, and the Participants’ Purchase Rights under the ongoing Offerings shall terminate immediately after such purchase.

13. AMENDMENT OF THE PLAN.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12(a) relating to Capitalization Adjustments and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.

(b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Purchase Rights into compliance therewith.

(c) The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except: (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with, or receive favorable tax, listing or regulatory treatment under, any laws or governmental regulations (including, without limitation, the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans) or (iii) as necessary to ensure that the Plan and/or Purchase Rights comply with the requirements of Section 423 of the Code (including any regulations and interpretive guidance issued thereunder).

14. TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Any benefits, privileges, entitlements and obligations under any Purchase Rights while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with, or receive favorable tax, listing or regulatory treatment under, any laws, regulations or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights comply with the requirements of Section 423 of the Code.

15. EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the IPO Date, but no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16. DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Board” means the Board of Directors of the Company.

(b) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Dialogic Inc. (formerly Veraz Networks, Inc.), a Delaware corporation.

(g) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(h) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(i) “Director” means a member of the Board.

(j) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(k) “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(l) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last Trading Day prior to the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the last Trading Day prior to the date of determination, then the Fair Market Value shall be the closing sales price on the last preceding Trading Day for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(o) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(p) “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(q) “Offering Date” means a date selected by the Board for an Offering to commence.

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(t) “Plan” means this Dialogic Inc. 2006 Employee Stock Purchase Plan.

(u) “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(v) “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(w) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(x) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and 424(f), respectively, of the Code.

(y) “Securities Act” means the Securities Act of 1933, as amended.

(z) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, is open for trading.

96327

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

OR

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card

and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the

named proxies to vote your shares in the same

manner as if you marked, signed and returned your

proxy card.

INTERNET

http://www.proxyvoting.com/dlgc

Use the Internet to vote your proxy.

Have your proxy card in hand when

you access the web site.

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote

your proxy. Have your proxy card in

hand when you call.

DIALOGIC INC.

Mark Here for

Address Change

or Comments

SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature Signature Date

Please mark your votes as

indicated in this example THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” X

THE ELECTION OF DIRECTORS, AND “FOR” ITEMS 2 THROUGH 4.

FOR

ALL

Nominees:

WITHHOLD

FOR ALL

*EXCEPTIONS

FOR AGAINST ABSTAIN

1. ELECTION OF DIRECTORS

01 Hazem Gen-Gacem

02 Mikael Konnerup

03 Rajneesh Vig

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

2. Vote to approve the amendment and restatement of the

Company’s 2006 Equity Incentive Plan (“2006 Plan”) to:

(a) provide for a one-time 1,000,000 share increase in the

number of shares available for issuance under the 2006 Plan;

(b) increase to 4.0% of the outstanding common stock the

number of shares of common stock that are added to the share reserve each year for issuance under the 2006 Plan,

commencing in January 2012; and (c) increase and reapprove

certain stock award limits set forth in the 2006 Plan for

compliance with certain provisions of the Internal Revenue

Code of 1986, as amended.

3. Vote to approve an amendment to the Company’s 2006

Employee Stock Purchase Plan (“ESPP”) to increase the

aggregate number of shares of common stock authorized for

issuance under the ESPP by 500,000 shares.

4. Vote to ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending

December 31, 2011.

96327

You can now access your Dialogic Inc. account online.

Access your Dialogic Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Dialogic Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status • View payment history for dividends

• View certificate history • Make address changes

• View book-entry information • Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect ®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Important notice regarding the Internet availability of proxy materials for the Dialogic Inc. Meeting of

Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at:

http://bnymellon.mobular.net/bnymellon/dlgc

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

PROXY

DIALOGIC INC.

2011 Meeting of Stockholders – May 27, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF DIALOGIC INC.

The undersigned hereby appoints Eric C. Schlezinger and Jean Gagnon, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Dialogic Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2011 Annual Meeting of Stockholders of the company to be held May 27, 2011 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

FOLD AND DETACH HERE

(Continued and to be marked, dated and signed, on the other side)